AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1997
                                                 REGISTRATION NO.  333-
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                       NATIONSCREDIT GRANTOR TRUST 1997-2
                    (Issuer with respect to the Certificates)
                    NATIONSCREDIT SECURITIZATION CORPORATION
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                      75-2655744
  (State or other jurisdiction of         (I.R.S.  Employer Identification No.)
  incorporation or organization)

                          225 E. JOHN CARPENTER FREEWAY
                            IRVING, TEXAS 75062-2731
                                 (972) 506-5026
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                               JOHN STOCKTON, ESQ.
                      NATIONSCREDIT MANAGEMENT CORPORATION
                              ONE CANTERBURY GREEN
                           STAMFORD, CONNECTICUT 06901
                                 (203) 352-4134
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
                             REED D. AUERBACH, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-5400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                   PROPOSED                     PROPOSED
       TITLE OF SECURITIES               AMOUNT TO                  MAXIMUM                     MAXIMUM               AMOUNT OF
         TO BE REGISTERED                   BE                  OFFERING PRICE                 AGGREGATE             REGISTRATION
                                        REGISTERED               PER UNIT (2)                   OFFERING                 FEE
                                            (1)                                                PRICE (2)
----------------------------------------------------------------------------------------------------------------------------------


NationsCredit
Grantor Trust Marine                   $1,000,000                      100.00%                    $1,000,000              $303.03
Receivable-Backed Certificates
----------------------------------------------------------------------------------------------------------------------------------
NationsCredit
Grantor Trust
Recreational Vehicle
Receivable- Backed
Certificates.................          $1,000,000                      100.00%                    $1,000,000             $303.03
==================================================================================================================================


(1) This Registration Statement also relates to market-making transactions that will be made by NationsBanc Capital Markets, Inc., an affiliate of the Registrant.
(2)      Estimated solely for purposes of calculating the registration fee.
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         THIS REGISTRATION STATEMENT CONTAINS (I) A PROSPECTUS RELATING TO A PUBLIC OFFERING BY NATIONSCREDIT GRANTOR TRUST 1997-2 (THE "TRUST") OF $____________ AGGREGATE PRINCIPAL AMOUNT OF __% MARINE RECEIVABLE-BACKED CERTIFICATES (THE "MARINE CERTIFICATES") AND $____________ AGGREGATE PRINCIPAL AMOUNT OF __% RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES (THE "RV CERTIFICATES" AND TOGETHER WITH THE MARINE CERTIFICATES, THE "CERTIFICATES"); AND (II) CERTAIN PAGES OF A SECOND PROSPECTUS TO BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES BY AN AFFILIATE OF THE REGISTRANT. THE PROSPECTUS RELATING TO THE CERTIFICATES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE ALTERNATE PAGES OF THE MARKET-MAKING PROSPECTUS RELATING TO THE CERTIFICATES. ALL OTHER PAGES OF THE PUBLIC OFFERING PROSPECTUS FOR THE CERTIFICATES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                       SUBJECT TO COMPLETION, DATED        , 1997
PROSPECTUS
                                     [LOGO]

                                $----------------

                       NATIONSCREDIT GRANTOR TRUST 1997-2

                                 $--------------

                   ____% MARINE RECEIVABLE-BACKED CERTIFICATES

                                 $--------------

            ____% RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES

                    NATIONSCREDIT SECURITIZATION CORPORATION
                                    DEPOSITOR
                 NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER

         The certificates issued by NationsCredit Grantor Trust 1997-2 (the "Trust") and offered hereby will consist of (i) __% Marine Receivable-Backed Certificates (the "Marine Certificates"), which will represent an interest in the assets of the Trust described under "The Trust" and (ii) __% Recreational Vehicle Receivable-Backed Certificates (the "RV Certificates" and together with the Marine Certificates, the "Certificates"), which will represent an interest in the assets of the Trust described under "The Trust." Except under the limited circumstances described under "The Certificates--Distributions on Certificates" and "Credit Enhancement," payments to the Marine Certificateholders will be based on payments from the Marine Contract Group and payments to the RV Certificateholders will be based on payments from the RV Contract Group. The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and , as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent," respectively). The property of the Trust will include a pool of marine retail installment sale contracts secured by new and used boats, boat motors and boat trailers (the "Marine Contract Group" and each marine retail installment sale contract included in the Marine Contract Group being a "Marine Receivable") and a pool of recreational vehicle retail installment sale contracts secured by new and used recreational vehicles (the "RV Contract Group" and each recreational vehicle installment sale contract included in the RV Contract Group being a "RV Receivable" and each of the RV Receivables and the Marine Receivables being, the "Receivables"), all payments received or due thereunder after ________, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed by the Marine Receivables, security interests in the recreational vehicles financed by the RV Receivables, an irrevocable surety bond (the "Surety Bond"), guaranteeing the Monthly Interest Payment (as defined herein) and the Monthly Principal Payment (as defined herein), issued by _______________ (the "Surety Bond Issuer") and certain other property as described in "The Trust." The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Marine Receivables (the "Marine Pool Balance") as of the Cutoff Date was $______________ (the "Initial Marine Pool Balance") and the aggregate principal balance of the RV Receivables (the "RV Pool Balance" and together with the Marine Pool Balance, the "Pool Balance") as of the Cutoff Date was $_______________ (the "Initial RV Pool Balance" and together with the Initial Marine Pool Balance, the "Initial Pool Balance").

         The Marine Certificate Balance (as defined herein) as of the Closing Date (as defined herein) will equal $______________ and the RV Certificate Balance (as defined herein) as of the Closing Date will equal $____________. Principal and interest to the extent of the Pass-Through Rate of (i) __% per annum on the Marine Certificates will be distributed to holders of the Marine Certificates ("Marine Certificateholders") and (ii) ___% per annum on the RV Certificates will be distributed to holders of the RV Certificates ("RV Certificateholders" and together with the Marine Certificateholders, the "Certificateholders") as of the day prior to each Distribution Date (each a "Record Date") on the 15th day of each month (or, if such day is not a business day, the next following business day), beginning _______, 1997 (each a "Distribution Date"). The final scheduled Distribution Date of the Marine Certificates will be on ____________ (the "Marine Final Scheduled Distribution Date") and the final scheduled Distribution Date of the RV Certificates will be on ____________ (the "RV Final Scheduled Distribution Date").

          FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE
                                  CERTIFICATES,
                    SEE "RISK FACTORS" COMMENCING ON PAGE __.

          THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT
             REPRESENT AN INTEREST IN OR OBLIGATION OF NATIONSCREDIT
              SECURITIZATION CORPORATION, NATIONSCREDIT COMMERCIAL
                CORPORATION OF AMERICA OR ANY AFFILIATE THEREOF.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------

==================================================================================================================================
                                                 PRICE TO                           UNDERWRITING                    PROCEEDS TO
                                                PUBLIC (1)                            DISCOUNT                      TRUST (1)(2)
----------------------------------------------------------------------------------------------------------------------------------

Per Marine                                           %                                   %                                   %
Receivables-Backed
 Certificate......................
----------------------------------------------------------------------------------------------------------------------------------
Per Recreational                                     %                                   %                                   %
Vehicle
Receivable-Backed Certificate.....
==================================================================================================================================
Total.............................           $                                       $                                   $
==================================================================================================================================

(1)  Plus interest calculated at the applicable Pass-Through
Rate from _______ __, 1997.
(2) Before deducting expenses payable by the Depositor estimated at $___________.

         The Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale, and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company, on or about _________ __, 1997.

NATIONSBANC CAPITAL MARKETS, INC.
                                                   [                         ]
                               _________ __, 1997

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") WITH RESPECT TO THE CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS. FOR FURTHER INFORMATION REFERENCE IS MADE TO THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO, WHICH ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE COMMISSION AT 450 FIFTH STREET N.W., WASHINGTON, D.C. 20549; NATWEST REGIONAL OFFICE, 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NEW YORK 10048; AND MIDWEST REGIONAL OFFICE, CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES AND ELECTRONICALLY THROUGH THE COMMISSION'S ELECTRONIC GATHERING AND RETRIEVAL SYSTEM AT THE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer on behalf of NationsCredit Grantor Trust 1997-2, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to NationsCredit Commercial Corporation of America, 225 E. John Carpenter Freeway, Irving, Texas 75062-2731, Attn: Lawrence Angelilli. Telephone requests for such copies should be directed to NationsCredit Commercial Corporation of America at (972) 506-5026.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

         ___________________, as Trustee for the Certificateholders under the Pooling and Servicing Agreement, including the Standard Terms and Conditions of the Agreement (the "Agreement"), dated as of ______ __, 1997, among the Depositor, the Servicer, the Trustee and the Collateral Agent, will provide to The Depository Trust Company ("DTC") for distribution to beneficial owners of the Certificates (each a "Certificate Owner") monthly and annual reports concerning the Receivables. See "The Certificates--Statements to Certificateholders".

                               PROSPECTUS SUMMARY

         This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index for the location of the definitions of certain capitalized terms used herein.

Issuer:.....................................NationsCredit Grantor Trust 1997-2
                                            (the "Trust") will be formed by the
                                            Depositor. The assets of the Trust
                                            will include the Marine Contract
                                            Group and the RV Contract Group and
                                            all payments received or due
                                            thereunder after _____ __, 1997 (the
                                            "Cutoff Date"); security interests
                                            in new and used boats, boat motors
                                            and boat trailers financed by the
                                            Marine Contract Group (collectively,
                                            "Boats"); security interests in the
                                            new and used recreational vehicles
                                            financed by the RV Contract Group
                                            (collectively, "RVs"); certain bank
                                            accounts and the proceeds thereof,
                                            the Surety Bond described below; and
                                            certain other property described
                                            under "The Trust." See "The Trust,"
                                            "NationsCredit Commercial's
                                            Portfolio of Marine Contracts and RV
                                            Contracts" and "Certain Legal
                                            Aspects of the Receivables--Lack of
                                            Perfected Security Interests in
                                            Boats and RVs".

                                            The Depositor shall cause the Trust
                                            to purchase the Receivables directly
                                            or indirectly from NationsCredit
                                            Commercial (as defined below) or its
                                            affiliates on or prior to the date
                                            of issuance of the Certificates (the
                                            "Closing Date").

Depositor:.................................. NationsCredit Securitization
                                             Corporation (the
                                             "Depositor"), a wholly-owned
                                             subsidiary of NationsCredit
                                             Commercial Corporation of America
                                             ("NationsCredit Commercial"), which
                                             in turn is an indirect wholly-owned
                                             subsidiary of NationsCredit
                                             Corporation ("NationsCredit"). See
                                             "The Depositor".

Servicer:................................... NationsCredit Commercial
                                             (sometimes referred to
                                             herein as the "Servicer"), an
                                             indirect wholly-owned subsidiary of
                                             NationsCredit. See "The Servicer".

Securities Offered:......................... Each ____% Marine
                                             Receivable-Backed Certificate (a
                                             "Marine Certificate") represents an
                                             interest in the assets of the Trust
                                             described under "The Trust." Each
                                             __% Recreational Vehicle
                                             Receivable-Backed Certificate (a
                                             "RV Certificate" and together with
                                             the Marine Certificates, the
                                             "Certificates") represents an
                                             interest in the assets of the Trust
                                             described under "The Trust." Except
                                             under the limited circumstances
                                             described under "The
                                             Certificates--Distributions on
                                             Certificates" and "Credit
                                             Enhancement," payments to Marine
                                             Certificateholders will be based on
                                             payments from the Marine Contract
                                             Group and payments to RV
                                             Certificateholders will be based on
                                             payments from the RV Contract
                                             Group. The Certificates will be
                                             issued pursuant to the Agreement in
                                             book-entry form and shall be
                                             available in denominations of
                                             $1,000 and integral multiples
                                             thereof. The Certificates will be
                                             represented initially by global
                                             certificates registered in the name
                                             of Cede & Co., as nominee of DTC.
                                             See "The Certificates--General,"
                                             "--Book-Entry Registration" and
                                             "--Definitive Certificates".

Pass-Through Rate:.........................  The Pass-Through Rate for the
                                             Marine Certificates
                                             shall equal ___% per annum and the
                                             Pass-Through Rate for the RV
                                             Certificates shall equal ___% per
                                             annum, in each case payable monthly
                                             at one-twelfth of the applicable
                                             annual rate.

Interest:................................... On each Distribution Date, the Trustee shall provide for
                                             a pro rata distribution to the
                                             Certificateholders of record at the
                                             close of business on the day prior
                                             to such Distribution Date (the
                                             "Record Date") of interest in an
                                             aggregate amount equal to
                                             one-twelfth of the product of the
                                             applicable Pass-Through Rate and
                                             the Marine Certificate Balance, in
                                             the case of the Marine
                                             Certificateholders, or the RV
                                             Certificate Balance, in the case of
                                             the RV Certificateholders, in each
                                             case as of the close of business on
                                             the prior Distribution Date (or in
                                             case of the first Distribution
                                             Date, the Marine Certificate
                                             Balance or the RV Certificate
                                             Balance, as applicable, as of the
                                             Closing Date. The amount of
                                             interest required to be distributed
                                             to the Marine Certificateholders
                                             being, the "Monthly Marine Interest
                                             Payment" and the amount of interest
                                             required to be distributed to the
                                             RV Certificateholders being, the
                                             "Monthly RV Interest Payment." The
                                             sum of the Monthly Marine Interest
                                             Payment and the Monthly RV Interest
                                             Payment shall equal the "Monthly
                                             Interest Payment". See "The
                                             Certificates--Distributions on
                                             Certificates."

Principal:.................................. The Trustee shall provide for a pro rata distribution
                                             to the Marine Certificateholders of
                                             record as of the related Record
                                             Date (x) on each Distribution Date
                                             (except on the Marine Final
                                             Scheduled Distribution Date), an
                                             amount equal to the sum of (a) that
                                             portion of all collections received
                                             by the Servicer during the related
                                             Collection Period (as defined
                                             herein) on Marine Receivables
                                             allocable to principal (which shall
                                             not include the principal portion
                                             of proceeds from any recoveries or
                                             liquidations in respect of any
                                             Defaulted Marine Receivables (as
                                             defined herein) received in any
                                             Collection Period following the
                                             Collection Period in which such
                                             Marine Receivable became a
                                             Defaulted Marine Receivable), (b)
                                             Purchase Amounts (as defined
                                             herein) in respect of Marine
                                             Receivables allocable to principal
                                             and paid by the Depositor or the
                                             Servicer and (c) the principal
                                             balance of Defaulted Marine
                                             Receivables, which became Defaulted
                                             Marine Receivables during the
                                             related Collection Period and (y)
                                             on the Marine Final Scheduled
                                             Distribution Date, an amount
                                             necessary to reduce the Marine
                                             Certificate Balance to zero on such
                                             Distribution Date, (collectively,
                                             the "Monthly Marine Principal
                                             Payment"). See "The
                                             Certificates--Distributions on
                                             Certificates--Marine
                                             Distributions".

                                             The Trustee shall provide
                                             for a pro rata distribution
                                             to the RV Certificateholders of
                                             record as of the related Record
                                             Date (x) on each Distribution Date
                                             (except on the RV Final Scheduled
                                             Distribution Date), an amount equal
                                             to the sum of (a) that portion of
                                             all collections received by the
                                             Servicer during the related
                                             Collection Period on RV Receivables
                                             allocable to principal (which shall
                                             not include the principal portion
                                             of proceeds from any recoveries or
                                             liquidations in respect of any
                                             Defaulted RV Receivables (as
                                             defined herein), received in any
                                             Collection Period following the
                                             Collection Period in which such RV
                                             Receivable became a Defaulted RV
                                             Receivable), (b) Purchase Amounts
                                             in respect of RV Receivables
                                             allocable to principal and paid by
                                             the Depositor or the Servicer and
                                             (c) the principal balance of
                                             Defaulted RV Receivables, which
                                             became Defaulted RV Receivables
                                             during the related Collection
                                             Period and (y) on the RV Final
                                             Scheduled Distribution Date, an
                                             amount necessary to reduce the RV
                                             Certificate Balance to zero on such
                                             Distribution Date (collectively,
                                             the "Monthly RV Principal Payment"
                                             and together with the Monthly
                                             Marine Principal payment, the
                                             "Monthly Principal Payment"). See
                                             "The Certificates--Distributions on
                                             Certificates--RV Distributions".

Certificate Balance:........................ The "Marine Certificate
                                             " shall equal on the Closing
                                             Date, $____________________
                                             and thereafter shall equal the
                                             Marine Certificate Balance as of
                                             the Closing Date reduced by all
                                             principal distributions on the
                                             Marine Certificates. The "RV
                                             Certificate Balance" shall equal on
                                             the Closing Date, $______________
                                             and thereafter shall equal the RV
                                             Certificate Balance as of the
                                             Closing Date reduced by all
                                             principal distributions on the RV
                                             Certificates. The sum of the Marine
                                             Certificate Balance and the RV
                                             Certificate Balance shall equal the
                                             "Certificate Balance".

Distribution Date:.......................... The 15th day of each month
                                             (or if such 15th day is not a
                                             business day, the next following
                                             business day) commencing ________
                                             __, 1997.

Monthly Marine Servicing Fee:............... On each Distribution Date, the Servicer shall receive a
                                             monthly fee equal to the product of
                                             one-twelfth of 0.75% (the
                                             "Servicing Fee Rate") and the
                                             Marine Pool Balance as of the last
                                             day of the prior Collection Period
                                             (or in the case of the first
                                             Distribution Date, the Initial
                                             Marine Pool Balance), plus certain
                                             late fees, prepayment charges and
                                             other administrative fees or
                                             similar charges. See "The
                                             Certificates--Distributions on
                                             Certificates-- Marine
                                             Distributions".

Monthly RV Servicing Fee:................... On each Distribution Date, the Servicer shall receive a
                                             monthly fee equal to the product of
                                             one-twelfth of 0.75% (the
                                             "Servicing Fee Rate") and the RV
                                             Pool Balance as of the last day of
                                             the prior Collection Period (or in
                                             the case of the first Distribution
                                             Date, the Initial RV Pool Balance),
                                             plus certain late fees, prepayment
                                             charges and other administrative
                                             fees or similar charges. See "The
                                             Certificates--Distributions on
                                             Certificates-- RV Distributions".

Surety Bond:................................ The Servicer has obtained, for the benefit of the
                                             Trust, the Surety Bond, which will
                                             unconditionally guarantee the
                                             Monthly Interest Payment and the
                                             Monthly Principal Payment and under
                                             certain circumstances the Monthly
                                             Servicing Fee to the extent
                                             described herein. See "The
                                             Certificates--Credit
                                             Enhancement--The Surety Bond".

Marine Reserve Account:..................... The Depositor will establish and maintain with the
                                             Collateral Agent an account (the
                                             "Marine Reserve Account"). The
                                             Marine Reserve Account will not be
                                             part of the Trust, but will be
                                             pledged to the Trustee for the
                                             benefit of the Certificateholders
                                             and the Surety Bond Issuer. On the
                                             Closing Date an initial deposit
                                             will be made into the Marine
                                             Reserve Account and thereafter on
                                             each Distribution Date, the Marine
                                             Reserve Account will be augmented
                                             from payments in respect of Marine
                                             Receivables (or under certain
                                             circumstances, RV Receivables, as
                                             described under "The
                                             Certificates-Credit Enhancement")
                                             allocable to interest received by
                                             the Servicer during the preceding
                                             Collection Period after
                                             distributions thereof in respect of
                                             the Monthly Interest Payment, the
                                             Monthly Servicing Fee (to the
                                             extent described herein), the
                                             principal balance of any Defaulted
                                             Receivables (as defined herein),
                                             and any amounts owing to the Surety
                                             Bond Issuer under the Insurance and
                                             Reimbursement Agreement, dated as
                                             of _______________, among the
                                             Surety Bond Issuer, the Depositor
                                             and the Servicer (the "Insurance
                                             Agreement") and the Agreement, and
                                             not paid, until the amount on
                                             deposit in the Marine Reserve
                                             Account is equal to a specified
                                             amount to be determined by the
                                             Surety Bond Issuer and the Rating
                                             Agencies (the "Specified Marine
                                             Reserve Account Requirement").
                                             Amounts, if any, on deposit in the
                                             Marine Reserve Account on any
                                             Distribution Date (after giving
                                             effect to all distributions to be
                                             made on such Distribution Date) in
                                             excess of the Specified Marine
                                             Reserve Account Requirement will be
                                             released to the Depositor. The
                                             Specified Reserve Account
                                             Requirement and amounts on deposit
                                             or to be deposited into the Marine
                                             Reserve Account may be reduced,
                                             including to zero, or distributed
                                             in a different manner than
                                             described herein with the consent
                                             of the Surety Bond Issuer, as long
                                             as such reduction or change does
                                             not cause a downgrading or
                                             withdrawal of the then-current
                                             rating of any of the Certificates
                                             by a Rating Agency (as defined
                                             herein), but without prior notice
                                             to or the consent of any of the
                                             Certificateholders. Prospective
                                             purchasers of the Marine
                                             Certificates should not rely on any
                                             amounts being deposited into or
                                             available from the Marine Reserve
                                             Account or the RV Reserve Account
                                             (as defined below) in making a
                                             decision as to whether to purchase
                                             the Marine Certificates. See "The
                                             Certificates--Credit
                                             Enhancement--The Marine Reserve
                                             Account" and "Distributions on
                                             Certificates".

RV Reserve Account:......................... The Depositor will establish and maintain with the
                                             Collateral Agent an account (the
                                             "RV Reserve Account"). The RV
                                             Reserve Account will not be part of
                                             the Trust, but will be pledged to
                                             the Trustee for the benefit of the
                                             Certificateholders and the Surety
                                             Bond Issuer. On the Closing Date an
                                             initial deposit will be made into
                                             the RV Reserve Account and
                                             thereafter on each Distribution
                                             Date, the RV Reserve Account will
                                             be augmented from payments in
                                             respect of RV Receivables (or under
                                             certain circumstances, Marine
                                             Receivables, as described under
                                             "The Certificates-Credit
                                             Enhancement") allocable to interest
                                             received by the Servicer during the
                                             preceding Collection Period after
                                             distributions thereof in respect of
                                             the Monthly Interest Payment, the
                                             Monthly Servicing Fee (to the
                                             extent described herein), the
                                             principal balance of any Defaulted
                                             Receivables (as defined herein),
                                             and any amounts owing to the Surety
                                             Bond Issuer under the Insurance
                                             Agreement and the Agreement, and
                                             not paid, until the amount on
                                             deposit in the RV Reserve Account
                                             is equal to a specified amount to
                                             be determined by the Surety Bond
                                             Issuer and the Rating Agencies (the
                                             "Specified RV Reserve Account
                                             Requirement"). Amounts, if any, on
                                             deposit in the RV Reserve Account
                                             on any Distribution Date (after
                                             giving effect to all distributions
                                             to be made on such Distribution
                                             Date) in excess of the Specified RV
                                             Reserve Account Requirement will be
                                             released to the Depositor. The
                                             Specified RV Reserve Account
                                             Requirement and amounts on deposit
                                             or to be deposited into the RV
                                             Reserve Account may be reduced,
                                             including to zero, or distributed
                                             in a different manner than
                                             described herein with the consent
                                             of the Surety Bond Issuer, as long
                                             as such reduction or change does
                                             not cause a downgrading or
                                             withdrawal of the then-current
                                             rating of any of the Certificates
                                             by a Rating Agency (as defined
                                             herein), but without prior notice
                                             to or the consent of any of the
                                             Certificateholders. Prospective
                                             purchasers of the Certificates
                                             should not rely on any amounts
                                             being deposited into or available
                                             from the RV Reserve Account or the
                                             Marine Reserve Account in making a
                                             decision as to whether to purchase
                                             the RV Certificates. See "The
                                             Certificates--Credit
                                             Enhancement--The RV Reserve
                                             Account" and "Distributions on
                                             Certificates".

Optional Purchase:.......................... The Servicer may purchase all the Marine Receivables
                                             in the Trust as of any Record Date
                                             on which the Marine Pool Balance
                                             shall decline to 5% or less of the
                                             Initial Marine Pool Balance, at a
                                             purchase price equal to the
                                             aggregate Purchase Amount of the
                                             Marine Receivables as of the
                                             beginning of the Collection Period
                                             related to such Record Date less
                                             the amount of all collections on
                                             the Receivables received by the
                                             Servicer during such Collection
                                             Period; provided, however, that the
                                             Servicer may not make any such
                                             purchase on any date on which there
                                             are outstanding draws under the
                                             Surety Bond which have not been
                                             reimbursed to the Surety Bond
                                             Issuer. See "The
                                             Certificates--Termination."

                                             The Servicer may purchase
                                             all the RV Receivables in
                                             the Trust as of any Record Date on
                                             which the RV Pool Balance shall
                                             decline to 5% or less of the
                                             Initial RV Pool Balance, at a
                                             purchase price equal to the
                                             aggregate Purchase Amount of the RV
                                             Receivables as of the beginning of
                                             the Collection Period related to
                                             such Record Date less the amount of
                                             all collections on the Receivables
                                             received by the Servicer during
                                             such Collection Period; provided,
                                             however, that the Servicer may not
                                             make any such purchase on any date
                                             on which there are outstanding
                                             draws under the Surety Bond which
                                             have not been reimbursed to the
                                             Surety Bond Issuer. See "The
                                             Certificates--Termination."

Surety Bond Issuer:.........................  ______________________
                                             ("___________" or the "Surety Bond
                                             Issuer"). See "The Surety Bond
                                             Issuer."

Trustee:....................................__________________ (the "Trustee").

Lack of Perfected Security
Interests in Boats and RVs:................. Pursuant to the Agreement,
                                             the Servicer will
                                             represent and warrant that each
                                             Receivable created a first priority
                                             perfected security interest in the
                                             Boat or RV, as applicable, financed
                                             thereby in favor of NationsCredit
                                             Commercial. In connection with the
                                             sale of the Receivables, the
                                             security interests of NationsCredit
                                             Commercial in the Boats and RVs
                                             financed by the Receivables will be
                                             assigned to the Trust. Due to the
                                             administrative burden and expense,
                                             the certificates of title, in the
                                             case of Boats or RVs financed in
                                             states where security interests in
                                             boats or recreational vehicles are
                                             subject to certificate of title
                                             statutes, will not be endorsed to
                                             the Trust and the UCC-1 financing
                                             statements, in the case of Boats or
                                             RVs financed in states where
                                             security interests in boats or
                                             recreational vehicles are perfected
                                             by filing a UCC-1 financing
                                             statement, will not be amended to
                                             reflect the assignment to the
                                             Trust. In most states, an
                                             assignment such as that under the
                                             Agreement is an effective
                                             conveyance of a security interest
                                             without making any such endorsement
                                             or filing any such amendment.
                                             However, in certain states, in the
                                             absence of such procedures, the
                                             Trust may not have a perfected
                                             security interest in the Boats or
                                             RVs, but the failure to make such
                                             endorsements, filings or
                                             recordations will not affect the
                                             validity of the original security
                                             interest as against the Obligor (as
                                             defined herein). As a result, the
                                             Marine Certificateholders may be
                                             subject to delays in payments and
                                             may incur losses with respect to
                                             the Marine Receivables if any
                                             required payments under the Surety
                                             Bond are not made. Moreover,
                                             statutory liens for repairs or
                                             unpaid taxes may have priority over
                                             security interests in Boats or RVs
                                             perfected under state law. See
                                             "Risk Factors--Lack of Perfected
                                             Security Interests in Boats and
                                             RVs" and "Certain Legal Aspects of
                                             the Receivables".

Tax Status:................................. The Trust will be treated as a grantor trust for
                                             Federal income tax purposes, and
                                             will not be subject to Federal
                                             income tax. Certificateholders will
                                             report their pro rata shares of all
                                             income of the Trust, and, subject
                                             to certain limitations in the case
                                             of an individual Certificateholder,
                                             may deduct their pro rata shares of
                                             reasonable servicing and other fees
                                             of the Trust. Because tax
                                             consequences may vary based on the
                                             status or tax attributes of the
                                             Certificate Owner, prospective
                                             investors should consult their own
                                             tax advisors to determine the
                                             Federal, state, local and other tax
                                             consequences of the purchase,
                                             ownership and disposition of
                                             Certificates. See "Certain Federal
                                             Income Tax Consequences".

ERISA Considerations:....................... The Certificates may be
                                             purchased by employee benefit
                                             plans that are subject to the
                                             Employee Retirement Income Security
                                             Act of 1974, as amended ("ERISA"),
                                             upon satisfaction of certain
                                             conditions described herein. Any
                                             benefit plan fiduciary considering
                                             the purchase of the Certificates
                                             should, among other things, consult
                                             with counsel in determining whether
                                             all required conditions have been
                                             satisfied. See "ERISA
                                             Considerations".

Rating:..................................... As a condition of issuance of the Certificates, the
                                             Marine Certificates and the RV
                                             Certificates shall be rated "Aaa"
                                             by Moody's Investors Service, Inc.
                                             ("Moody's") and "AAA" by Standard &
                                             Poor's Ratings Services, a Division
                                             of The McGraw-Hill Companies
                                             ("S&P") (each a "Rating Agency" and
                                             together, the "Rating Agencies").
                                             The ratings are based primarily on
                                             the credit rating of the Surety
                                             Bond Issuer and the value of the
                                             underlying related Receivables. Any
                                             rating assigned to the Certificates
                                             by a Rating Agency will reflect
                                             such Rating Agency's assessment of
                                             the likelihood that
                                             Certificateholders will receive the
                                             payments of interest and principal
                                             required to be made under the
                                             Agreement. The ratings take into
                                             consideration the Surety Bond, the
                                             characteristics of the related
                                             Receivables and the structural,
                                             legal and tax aspects associated
                                             with the Certificates. The ratings
                                             on the Certificates do not
                                             represent any assessment of the
                                             likelihood or rate of principal
                                             prepayments. The ratings are not a
                                             recommendation to purchase, hold or
                                             sell Certificates, inasmuch as such
                                             rating does not comment as to
                                             market price or suitability for a
                                             particular investor. There is no
                                             assurance that the ratings will
                                             remain for any given period of time
                                             or that the ratings will not be
                                             lowered or withdrawn entirely by
                                             the Rating Agencies if in their
                                             judgment circumstances in the
                                             future so warrant. See "Risk
                                             Factors-- Limitation on Credit
                                             Rating".

                                  RISK FACTORS

          Prospective purchasers of the Certificates should consider carefully the following discussion of certain risks associated with an investment in the Certificates, as well as the other information set forth in this Prospectus.

          Limited Liquidity. There is currently no market for the Certificates. NationsBanc Capital Markets, Inc. and [ ] (each, an "Underwriter") expect, but are not obligated, to make a market in the Certificates. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Underwriters, NationsCredit Commercial or any of their respective affiliates. Neither the Receivables nor the Certificates will be insured or guaranteed by any governmental agency or instrumentality, the Depositor, the Underwriter, the Servicer, the Trustee or any of their respective affiliates and the Certificates will be payable only from assets of the Trust, the Reserve Account or paid pursuant to the Surety Bond.

         The Depositor will not be obligated in any way in respect of the Certificates. The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations. The Depositor and NationsCredit Commercial will, however, make certain representations and warranties in respect of the Receivables. In the event of an uncured breach of any such representation or warranty that materially adversely affects the interests of the Certificateholders or the Surety Bond Issuer, the Depositor or NationsCredit Commercial, as applicable, may, under certain circumstances, be obligated to repurchase such Receivable, as described under "The Certificates--Sale and Assignment of Receivables" herein.

          Lack of First Priority Security Interests in the Receivables. The sale of the Receivables to the Trust is subject to the perfection requirements of the Uniform Commercial Code (the "UCC") in effect in the States of Texas and Georgia. Pursuant to the Agreement, the Servicer will represent and warrant that the Trust has been assigned a valid, first priority perfected security or ownership interest in each Receivable conveyed to the Trust on the Closing Date. Moreover, such representations and warranties relate solely to the Receivables themselves and do not include the Boats or RVs that secure such Receivables. Certain liens, including landlords', warehousemens' and materialmens' liens and certain tax liens, may, as a matter of law, have priority over perfected, first priority liens. In addition, if another person purchased any of the Receivables for new value without knowledge of the Trust's security interest and acquired possession of the Receivables in the ordinary course of such person's business, the purchaser's interest would be superior to the interest of the Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will maintain possession of all of the Receivables. If NationsCredit Commercial sells and delivers any of the Receivables to another party, there is a risk that the purchaser could acquire an interest in the Receivables having priority over the Trust's interest. NationsCredit Commercial will covenant that it will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided under the Agreement. As provided in the Agreement, any breach of this covenant by NationsCredit Commercial that materially and adversely affects the Trust's interest in the Receivables and remains uncured will result in an obligation of NationsCredit Commercial to repurchase the affected Receivables. Pursuant to the Agreement, NationsCredit Commercial or the Servicer will be obligated to purchase any Receivable if there is a breach of a representation and warranty made by it that materially adversely affects the Trust's interest in such Receivable, unless such breach is cured as provided in the Agreement by the second Record Date following the discovery of such breach.

          Lack of Perfected Security Interests in Boats and RVs. When originated, each Marine Receivable and RV Receivable includes a security interest in the Boat or RV financed thereby, as applicable, and such interest is perfected under state law. The Servicer will make certain representations and warranties to the Trust with respect to the perfection and priority of the security interests of NationsCredit Commercial in the Boats and RVs, which representations and warranties will be subject to any statutory liens arising after the Closing Date. Due to the administrative burden and expense of (i) endorsing the certificate of title of each Boat and RV to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats or RVs licensed in states where security interests in boats or recreational vehicles, as applicable, are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each Boat and RV (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats or RVs licensed in states where security interests in boats or recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement; none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states an assignment such as that under the Agreement is an effective conveyance of a security interest without making any such endorsements or filing any such amendments. However, in certain states, in the absence of such procedures the Trust may not have a perfected security interest in the Boats or RVs licensed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the retail purchaser (the "Obligor") under a Receivable in UCC states. Additionally, because NationsCredit Commercial will not make the necessary endorsements, filings or recordations, there is a substantial risk that the Trust will not have a security interest in Boats registered in ________________, which in the case of Boats represents ____% of the Initial Marine Pool Balance (based on the billing address of the Obligors), and if the absence of such security interest is asserted by an Obligor (or its representative), the Trust will not be entitled to any liquidation proceeds with respect to the related Boat. As a result, the Marine Certificateholders may be subject to delays in payments and may incur losses with respect to the Marine Receivables if any required payments under the Surety Bond are not made. Boats registered in ________________ may not relate to the geographic concentration of Marine Receivables _____________ because the concentration of such Marine Receivables is based solely on the billing address of the related Obligor. Moreover, statutory liens for repairs or unpaid taxes may have priority over security interests in Boats or RVs perfected under state law.

          Risk of Defenses and Risk Related to Repossession and Liquidation. Various Federal and state laws impose requirements and restrictions applicable to the origination and servicing of the Receivables. Violations of certain of those laws may give rise to claims and defenses by an Obligor against the Servicer or the Trust. In addition, an Obligor may be entitled to assert against the Servicer or the Trust claims and defenses which the Obligor has against the seller of the Boat or RV, as applicable (the "Dealer"). The Servicer pursuant to the Agreement, will represent and warrant as of the Closing Date that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable laws with respect to the Receivables have been satisfied. State laws and court decisions also impose requirements and restrictions relating to repossession sales of boats and recreational vehicles and on obtaining deficiency judgments following such sales. Even if a Boat or RV securing a Receivable is successfully repossessed and sold, the full amount due on the Receivable may not be realized because of depreciation of or damage to the Boat or RV or because the resale value of the Boat or RV may vary significantly due to the limited markets for used boats or used recreational vehicles, seasonal factors and other economic and social factors. In sum, the Trust may not realize the full amount due on a Receivable because of the failure to endorse the certificate of title or to amend a UCC-1 financing statement, as the case may be, or the application of requirements and restrictions on repossession sales and deficiency judgments, or because of depreciation, damage or loss of a Boat or RV, the application of Federal and state bankruptcy and insolvency laws, or other factors. As a result, the Certificateholders may be subject to delays in payments and losses if any required payments under the Surety Bond are not made. See "Certain Legal Aspects of the Receivables."

         Concentration Risk. Based on the Initial Pool Balance, ______% and _____% of the Receivables are billed to Obligors with billing addresses in
__________ and __________, respectively. An economic downturn in __________ may have an adverse effect on the ability of _____ Obligors in such states to meet their payment obligations under the Receivables. Because of the concentration of Receivables with Obligors with billing addresses in this state, losses on the related Receivables may be higher than would be the case if there were more geographic diversification among the Receivables and thus may result in accelerated payments of principal and reinvestment risk to the Certificateholders.

         Prepayment Considerations. Full or partial prepayments on the Marine Receivables will have the effect of reducing the weighted average life of the Marine Certificates, while delinquencies under the Marine Receivables by the related Obligors and extensions of Marine Receivables by the Servicer will have the effect of increasing the weighted average life (but not the final maturity) of the Marine Certificates. Full or partial prepayments on the RV Receivables will have the effect of reducing the weighted average life of the RV Certificates, while delinquencies under the RV Receivables by the related Obligors and extensions of RV Receivables by the Servicer will have the effect of increasing the weighted average life (but not the final maturity) of the RV Certificates. The Receivables may be prepaid at any time without penalty. Prepayments may result from, among other things, the sale, refinancing, insured loss or other disposition of a Boat or RV, a Marine Receivable or RV Receivable becoming a Defaulted Receivable, the purchase of Marine Receivables or RV Receivables due to material breaches of the Depositor's or NationsCredit Commercial's representations and warranties or the exercise by the Servicer of its option to purchase all the (x) Marine Receivables as of any Record Date on which the Marine Pool Balance shall decline to 5% or less of the Initial Marine Pool Balance or (y) RV Receivables as of any Record Date on which the RV Pool Balance shall decline to 5% or less of the Initial RV Pool Balance. The actual maturity of the Marine Certificates or the RV Certificates could occur earlier than the Marine Final Scheduled Distribution Date and the RV Final Scheduled Distribution Date, respectively, since the rate of payments on the Certificates will depend on the rate of payments on the Receivables. No prediction can be made as to the actual rate of prepayments in respect of the Receivables. Prepayments are affected by numerous social, economic and other factors, including, for example, the seasonal nature of the marine and the recreational vehicle retail financing business. Marine Certificateholders and RV Certificateholders will bear all reinvestment risk resulting from prepayment of the Marine Receivables and the RV Receivables, respectively. See "The Receivables Pool--Maturity and Prepayment Assumptions".

          Commingling Risk. While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole or (c) more than 50% of the voting stock of which is owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below), (ii) if the Servicer does not have a short term debt rating or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor servicer, which is acceptable to the Rating Agencies and the Surety Bond Issuer and issued by an entity which has a short term debt or deposit rating, of at least A-1 from S&P and P-1 from Moody's, and (iii) the Servicer, the Trustee, the Depositor or the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, the Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Certificate Account not later than the second business day after receipt. In the event that the Servicer commingles collections, the Certificateholders will be subject to the risk of loss of such collections, including as a result of the bankruptcy or insolvency of the Servicer. It is anticipated that on the Closing Date NationsBank Corporation will furnish a guaranty that will permit NationsCredit Commercial to commingle funds.

          Limitation on Credit Ratings. As a condition of issuance of the Certificates, the Marine Certificates and the RV Certificates shall be rated "Aaa" by Moody's and "AAA" by S&P. The ratings are based primarily on the credit rating of the Surety Bond Issuer and the value of the underlying related Receivables. Any rating assigned to the Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive the timely payments of interest and principal required to be made under the Agreement. The ratings take into consideration the Surety Bond, the characteristics of the related Receivables and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings are not a recommendation to buy, sell or hold securities and there is no assurance that the ratings will remain for any given period of time or that the ratings will not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. Any downgrade of the credit rating of the Surety Bond Issuer will likely result in a downgrade of the Certificates. None of the Depositor, NationsCredit Commercial or any of its affiliates have any obligation to maintain the credit rating of the Certificates. In the event the Surety Bond Issuer's claims paying ratings have been reduced by any of the Rating Agencies, the Depositor may, but it is not obligated to, upon payment of all amounts required to be paid to the Surety Bond Issuer pursuant to the Insurance Agreement and the Agreement either
(i) replace the Surety Bond with a financial guaranty insurance policy issued by another surety bond issuer, provided that the ratings on the claims paying ability of such replacement surety bond issuer are higher than those of the surety bond issuer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Certificates will be increased from their then current levels (after giving effect to such reduction) as a result of such action shall have been obtained.

                                    THE TRUST

          The Depositor will establish the Trust prior to the Closing Date and cause the Trust to directly or indirectly purchase the Receivables from NationsCredit Commercial or its affiliates with the proceeds of the sale of the Certificates. The Servicer will initially service the Receivables pursuant to the Agreement, and will be compensated for acting as the Servicer. See "The Certificates--Servicing Compensation". To facilitate servicing and to minimize any administrative burden and expense, the Servicer will be appointed custodian for all the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the UCC-1 financing statements relating to the Boats or RVs nor amend the certificates of title of the Boats or RVs. NationsCredit Commercial will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust. See "Risk Factors--Lack of Perfected Security Interests in Boats," "--Lack of First Priority Security Interests in the Receivables" and "Certain Legal Aspects of the Receivables". The Servicer has obtained the Surety Bond for the benefit of the Trust. The Surety Bond will unconditionally guarantee the Monthly Interest Payment and the Monthly Principal Payment and under certain circumstances the Monthly Servicing Fee to the extent described herein. See "The Certificates--Credit Enhancement--The Surety Bond" and "The Certificates--Distributions on Certificates."

         The assets of the Trust include, among other things, the Receivables and all payments received thereunder, in the case of simple interest Receivables, and all payments due thereunder, in the case of precomputed Receivables, after the Cutoff Date. The Receivables were originated by the Dealers and purchased by NationsCredit Commercial pursuant to agreements with the Dealers ("Dealer Agreements"), are serviced by the Servicer, and evidence indirect financings made available to the Obligors. During the term of the Agreement, the Servicer may not substitute any other marine retail installment sale contract for any Receivable sold to the Trust. The assets of the Trust also include (i) such amounts as from time to time may be held in (a) one or more trust accounts for the benefit of the Marine Certificateholders (collectively, the "Marine Certificate Account") and (b) one or more trust accounts for the benefit of the RV Certificateholders (collectively, the RV Certificate Account and together with the Marine Certificate Account (the "Certificate Account") which in each case will be established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) the interest of NationsCredit Commercial in the security interests in the Boats and RVs; (iii) the Surety Bond; (iv) the interest of NationsCredit Commercial in any proceeds from recourse to Dealers on Receivables; (v) the interest of NationsCredit Commercial in any proceeds from claims on physical damage, credit life or disability insurance policies covering the Boats, RVs or the Obligors, as the case may be;
(vi) any property that shall have secured a Receivable and that shall have been acquired by the Trustee and (vii) the proceeds of all of the foregoing.

         Payments on each Marine Certificate shall be based on (i) the Marine Contract Group and all payments received on each Marine Receivable, in the case of simple interest Marine Receivables, and all payments due on each Marine Receivable, in the case of precomputed Marine Receivables; (ii) such amounts as from time to time may be held in the Marine Certificate Account; (iii) the interest of NationsCredit Commercial in the security interests in the Boats;
(iv) the rights to any proceeds from draws on the Surety Bond; (v) the interest of NationsCredit Commercial in any proceeds from recourse to Dealer on Marine Receivables; (vi) the interest of NationsCredit Commercial in any proceeds from claims or physical damage, credit life or disability insurance policies covering the Boats or the related Obligors, as the case may be; (vii) any property that shall have secured a Marine Receivable and shall have been acquired by the Trustee; and (viii) the proceeds of all of the foregoing.

          Payments on each RV Certificate shall be based on (i) the RV Receivables and all payments received thereunder, in the case of simple interest RV Receivables, and all payments due thereunder, in the case of precomputed RV Receivables; (ii) such amounts as from time to time may be held in the RV Certificate Account; (iii) the interest of NationsCredit Commercial in the security interests in the RVs; (iv) the rights to any proceeds from draws on the Surety Bond; (v) the interest of NationsCredit Commercial in any proceeds from recourse to Dealer on RV Receivables; (vi) the interest of NationsCredit Commercial in any proceeds from claims or physical damage, credit life or disability insurance policies covering the RVs or the related Obligors, as the case may be; (vii) any property that shall have secured an RV Receivable and shall have been acquired by the Trustee; and (viii) the proceeds of all of the foregoing.

            NATIONSCREDIT COMMERCIAL'S PORTFOLIO OF MARINE CONTRACTS
                       AND RECREATIONAL VEHICLE CONTRACTS

GENERAL

         The following describes certain general origination, servicing, and collection policies and procedures applied by NationsCredit Commercial and its predecessor companies with respect to marine retail installment sale contracts ("marine contracts") and recreational vehicle retail installment sale contracts ("recreational vehicle contracts"). Marine contracts and recreational vehicle contracts are each referred to herein as "contracts."

          NationsCredit Commercial purchases on a regular basis marine contracts and recreational vehicle contracts directly or indirectly from approximately [1,500] retail boat dealers or finance subsidiaries of manufacturers who regularly initiate and sell marine contracts to NationsCredit Commercial pursuant to the terms of approved dealer agreements and approximately _____ retail recreational vehicle dealers or finance subsidiaries of manufacturers who regularly initiate and sell recreational vehicle contracts to NationsCredit Commercial pursuant to the terms of approved dealer agreements, respectively. NationsCredit Commercial services such contracts. No marine contracts or recreational vehicle contract is purchased from a dealer until the credit application from the obligor is submitted to NationsCredit Commercial and is reviewed, evaluated, and approved by one of NationsCredit Commercial's credit analysts in accordance with NationsCredit Commercial's underwriting policies and procedures. NationsCredit Commercial's evaluation of credit applicants is intended to assess the applicant's willingness and ability to repay the amounts due on the contract and (i) in the case of recreational vehicle contracts, the adequacy of the recreational vehicle as collateral, or (ii) in the case of marine contracts, the adequacy of the boat (which usually includes the boat, motor and trailer) or, in a small minority of cases, the boat motor or trailer by itself, as collateral. References to "boats" herein include the boat motor and trailer with respect to each boat, and the separately financed boat motors or trailers, unless the context otherwise indicates.

         Recreational vehicles are either motor homes, travel trailers, or truck campers.

          Motor homes. Motor Homes are recreational vehicles built on or as an integral part of a self-propelled motor vehicle chassis. A motor home may provide kitchen, sleeping and bathroom facilities, may be equipped with the ability to store and carry fresh water and sewage, and may be one of the following types:

                           Motor Home, Type A: The living unit has been entirely
                  constructed on a bare, specially designed motor vehicle chassis. The unit comes equipped with all conveniences such as sleeping, kitchen and toilet facilities, 110-volt electrical hookup, and fresh water and sewage storage.

                           Van Camper, Type B: A panel-type truck to which the
                  manufacturer adds two or more of the following conveniences: sleeping, kitchen and toilet facilities. The manufacturer also may add a 110-volt electrical hookup, fresh water storage, city water hookup or a top extension to provide more head room.

                           Motor Home, Type C: This unit is built on an
                  automotive manufactured van frame with an attached cab section. The manufacturer completes the body section containing the living area and attaches it to the cab section.

         Travel Trailers. Travel trailers are trailers designed to be towed by a motorized vehicle (automobile, van or pickup truck) and are of such size and weight as not to require a special highway movement permit. A travel trailer is designed to provide temporary living quarters for recreational, camping or travel use, does not require permanent on-site hookup, and can be one of the following types:

                           Conventional Travel Trailer: This unit ranges
                  typically from 12 feet to 35 feet in length and is towed by means of a bumper or frame hitch attached to the towing vehicle.

                           Fifth-Wheel Travel Trailer: This unit can be equipped
                  the same as the conventional travel trailer, but is constructed with a raised forward section that allows a bi-level floor plan. This style is designed to be towed by a pickup truck equipped with a device known as a fifth-wheel hitch. Occasionally the vehicle that pulls the trailer will be financed as a package along with the trailer.

                           Folding Camper Trailer:  This unit is smaller
                  than a conventional travel trailer. The unit, when unfolded, provides sleeping facilities and sometimes other conveniences.

          Truck Campers. Truck campers are units designed to be mounted in the bed of a pickup truck and provide sleeping quarters and sometimes other conveniences.

         The credit application, which requests the liabilities, income, and credit and employment history of the applicant, is reviewed for completeness and compliance with NationsCredit Commercial's credit guidelines for marine and recreational vehicle contracts purchased from Dealers. In response to recessionary forces that adversely impacted marine and recreational vehicle collateral values in 1990, 1991 and 1992, NationsCredit Commercial (as its predecessor company) instituted tighter underwriting criteria in 1992, including an increase in the downpayment requirements on both new and used boats and recreational vehicles. Also, in 1992 NationsCredit Commercial completed a process of reducing the number of its offices and the number of its employees with credit authority as a means to improve consistency and control over credit approvals. In December of 1993, NationsCredit Commercial instituted an upfront scoring system which has resulted in more consistent underwriting standards and has provided more management control over decisions affecting credit approvals. NationsCredit Commercial's current guidelines, which are based primarily on credit scoring criteria, are intended to provide a basis for credit decisions, but are not meant to supersede the credit judgment of the credit analysts in both approval and denial decisions. Consequently, certain contracts may not comply with all NationsCredit Commercial guidelines, but will be within prescribed limits for which exceptions to the guidelines are permitted. In all cases, NationsCredit Commercial will review a current credit report issued by an independent credit reporting agency, and where deemed necessary, will confirm income and employment data, on each applicant. Unless otherwise indicated the same servicing and collection practices are used by NationsCredit Commercial on all marine contracts and recreational vehicle contracts.

         Each contract arises from a credit sale of a new or used boat or recreational vehicle. In most cases, NationsCredit Commercial will not purchase a contract relating to a new boat or recreational vehicle if the amount financed under the contract exceeds the sum of (a) 110% (115% for marine contracts prior to January 1, 1990) of the manufacturer's invoice price to the dealer, plus (b) the cost to the customer of any dealer-installed options, extended warranty plans and credit life and disability insurance, less a 10% (0% for both marine contracts and recreational vehicle contracts prior to January 1, 1990) downpayment by the obligor.

         NationsCredit Commercial will generally not purchase a contract secured by a used boat or recreational vehicle if the amount financed under the contract exceeds 100% of the "NADA (National Automobile Dealers Association) Wholesale Price" less a downpayment by the obligor of at least 10% or if the amount financed under the contract exceeds the total sales price to the obligor. While NationsCredit Commercial reviews the sales price of each used boat or recreational vehicle financed, resale prices for used boats or recreational vehicles vary significantly based upon individual circumstances.

         Each Dealer from which NationsCredit Commercial purchases marine contracts or recreational vehicle contracts has been selected by NationsCredit Commercial based on such Dealer's financial and operating history. Such Dealers have made representations and warranties to NationsCredit Commercial with respect to the contracts and the security interests in the boats or recreational vehicles, as applicable, relating thereto. These representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of such contracts. NationsCredit Commercial has a right of recourse against such Dealers who breach such representations and warranties to require them to repurchase such contracts. In determining whether to exercise such right, NationsCredit Commercial considers the prior performance of the Dealer and other business and commercial considerations. NationsCredit Commercial is obligated to enforce such rights with respect to Dealer Agreements relating to the Marine Receivables or RV Receivables only to the extent of such customary practices.

          Once NationsCredit Commercial has purchased a contract from a dealer it may, on a case-by-case basis, permit an extension with respect to the due date of the marine contract or recreational vehicle contract. NationsCredit Commercial's policy sets certain guidelines on such extensions which include the following: (a) generally a contract may not be extended during the first six months of its term; (b) each extension of a contract shall be for a period not to exceed one month; (c) a contract may not be extended more than three times in any twelve-month period; and (d) a contract may not be extended for more than fourteen one-month periods during its life. Pursuant to the Agreement, the Servicer will not be permitted to extend, rewrite or otherwise modify the payment terms of a Marine Receivable or RV Receivable, provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Marine Receivable or an RV Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine or recreational vehicle contracts that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Marine Receivable or RV Receivable shall not cause the term of any such Receivable to extend beyond the last day of the Collection Period preceding the Marine Final Scheduled Distribution Date or the RV Final Scheduled Distribute Date, as applicable.

         Extensions represent the deferral of a monthly payment until the month after the final maturity date of the marine or recreational vehicle contract. The fee payable by the obligor which will effect such a deferral varies by state in accordance with each state's applicable laws. Such fees, if any, will be included as part of the Trust's assets; provided however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.

         NationsCredit Commercial will also permit one deferral known as a "delinquency cure" over the life of a marine contract or recreational vehicle contract. A delinquency cure will permit the obligor to postpone the due date of past-due monthly installments of principal and interest when three consecutive regularly scheduled payments are received on a timely basis, and will extend the final maturity date of the contract by the number of months equal to the number of payments deferred, unless the extended final maturity date goes beyond the last day of the Collection Period preceding the Marine Final Scheduled Distribution Date or the RV Final Scheduled Distribution Date, as applicable. NationsCredit Commercial does not receive a fee from the obligor for a delinquency cure.

          Collection activities with respect to delinquent contracts are performed in a centralized environment by collection personnel and under current practices, collection personnel generally initiate contact, by mail, with obligors whose marine contracts or recreational vehicle contracts have become more than five days delinquent. In the event that such mail contact fails to resolve the delinquency, NationsCredit Commercial generally begins to contact the obligor periodically by telephone after the contract becomes ten days delinquent. After a marine contract or recreational vehicle contract has been delinquent for 60 days, a process to repossess the collateral is commenced. After repossession, the obligor generally has an additional 15 days (subject to variance under state law) to satisfy the obligor's obligations under the marine contract or RV contract before the boat or RV, as applicable, is subject to resale.

          Losses may occur in connection with delinquent contracts and can arise in several ways, such as the inability of NationsCredit Commercial to locate the boat or recreational vehicle to be repossessed or costs incurred by NationsCredit Commercial in effecting repossession. NationsCredit Commercial uses the following rules for recognizing losses on delinquent marine contracts or recreational vehicle contracts; within the first 91 days that a contract becomes past due the fair market value of the boat or recreational vehicle is reviewed and established for management purposes, to determine the appropriate carrying value, defined as the NADA Wholesale Price, or the manager's assessment of the collateral value, whichever is less. At the time of repossession, the boat or recreational vehicle is again evaluated for its collateral value, and the status of the account is updated to reflect this valuation. In the event that the valuation of the boat or recreational vehicle at the time of repossession is less than the total balance outstanding on the contract, then a charge-off of that difference is incurred at that time. If a repossessed boat or recreational vehicle that secures a contract with a balance of $10,000 or less is not resold within 90 days of repossession or within 180 days, in the case of a contract with a balance of greater than $10,000, the entire carrying value of the boat or recreational vehicle will be charged-off, and the contract will be written off in its entirety. If a repossessed boat or recreational vehicle is resold within 90 or 180 days, as the case may be, of repossession for less than the carrying value of the boat or recreational vehicle, then a charge-off of such difference is incurred at that time. When the boat or recreational vehicle is eventually resold, the proceeds from the sale, less the expenses associated with collection, repossession, and sale, where permitted by law, will represent a recovery on the final disposition of the contract. Upon repossession of the boat or recreational vehicle, any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law. Prior to January 1996, NationsCredit Commercial's charge-off policy was to write down marine contract or recreational vehicle contracts to fair market value of the collateral at the time of repossession and charge-off contract balances related to repossessed collateral not sold within 90 days of repossession. The charge-off policies and the servicing and collection practices of NationsCredit Commercial may change again over time in accordance with NationsCredit Commercial's business judgment.

          The marine contract or recreational vehicle contract requires the obligor to maintain insurance covering physical damage to the boat or recreational vehicle, respectively. Such insurance typically names NationsCredit Commercial as loss payee and insures the boat or recreational vehicle against loss or damage due to fire, theft and other physical damage and marine risks. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Prior to May 1, 1997, in the event an obligor did not maintain adequate insurance coverage and the outstanding balance and months remaining to maturity on the marine contract or recreational vehicle contract are greater than $10,000 and 6 months, respectively, NationsCredit Commercial will purchase a collateral protection insurance policy on behalf of the obligor. The obligor is billed monthly by NationsCredit Commercial for such policy. The principal balance of certain of the Receivables will include the outstanding amount of premiums of collateral protection insurance purchased by NationsCredit Commercial on behalf of any Obligors on or prior to the Cutoff Date. Such amounts amortize over a period of twelve months rather than over the remaining term of the Receivable. On or after May 1, 1997, NationsCredit Commercial will not purchase collateral protection insurance on behalf of obligors, but NationsCredit Commercial requires obligors to maintain insurance covering physical damage to the boat or recreational vehicle. Further, NationsCredit Commercial will not, during the term of any contract with an outstanding balance of less than $10,000, verify if insurance has been maintained by the obligor. However, NationsCredit Commercial's practices regarding the purchase of collateral protection insurance on behalf of obligors and its verification of insurance maintained by obligors may change over time in accordance with changes in applicable law or its business judgment.

          In accordance with NationsCredit Commercial's normal practices and procedures, payments by or on behalf of obligors are allocated first to late payment fees and extension fees, second to interest accrued on the marine or recreational vehicle contracts, third to principal due on the contracts, fourth to collateral protection insurance premiums and certain other amounts due on physical damage insurance policies, fifth to administrative charges, if any, and sixth to the remaining principal balance. Late payment and extension fees, if any, and other administrative fees will be recorded to the credit of the Servicer.

          Each contract generally provides for equal monthly payments which amortize the full amount of such contract in accordance with a pre-determined amortization schedule. The first payment can be deferred beyond forty-five days under certain specialized programs. Generally, each contract has an origination term of up to 15 years. The contracts can be prepaid at any time without prepayment penalty. All contracts are either simple interest or precomputed contracts. As payments are received under a simple interest contract, the finance charges accrued to date are paid first and the remaining amount of the payment is applied to reduce the unpaid amount financed. Accordingly, if an obligor pays the fixed monthly payment on a simple interest contract in advance of the due date, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly payment on a simple interest contract after its due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. Adjustments are made in the amount of the final scheduled payment with respect to each simple interest contract to reflect the larger or smaller allocations of payments to the amount financed under the contract as a result of early or late payments. On a precomputed contract the allocation of principal and interest is consistently applied to the obligor's balance in accordance with a pre-determined schedule regardless of when the payment is received. A late fee may be charged on a precomputed contract for each payment received following a grace period after the due date. Precomputed contracts that are not paid in full by their final scheduled payment date typically will accrue finance charges thereafter until payment in full, but not necessarily at the contract annual percentage rate ("APR").

          As of the Cutoff Date approximately __% of the number of Receivables, constituting approximately __% of the Initial Pool Balance, represents Receivables that are part of NationsCredit Commercial's Fixed Payment Variable Rate and Term Program (the "Variable Rate Program"). At the time that a contract in the Variable Rate Program is purchased by NationsCredit Commercial, the monthly payment due from the related obligor is determined by amortizing the principal balance over the initial term of such contract at the initial interest rate. The interest rate on each contract on the Variable Rate Program is reset every six months commencing six months from origination. The interest rate index used is the weekly average for the month three months prior of the six-month CD in the secondary market as quoted in the Federal Reserve Bulletin. Each contract is subject to a maximum rate of interest which can be charged. See the charts entitled "Distribution by APR - Marine Contract Group" and "Distribution of APR
- RV Contract Group" under "The Receivables Pool." If interest rates generally decline, the monthly payment on each contract in the Variable Rate Program remains constant; however, a smaller portion of the monthly payment is allocated to interest and a larger portion is allocated to principal. Accordingly, in the case of a decrease in the rate of interest on a particular contract, principal paydown will be accelerated resulting in a shorter maturity than that which would have resulted if such contract fully amortized at the rate set at the previous interest rate adjustment date. Conversely, if interest rates generally increase, the monthly payment on each contract in the Variable Rate Program remains constant and a larger proportion of the monthly payment is allocated to interest and less is allocated to principal. If interest rates increase, the final maturity of the contracts is extended to compensate for the reduced allocation to principal.

DELINQUENCY AND LOSS EXPERIENCE

         The tables set forth below indicate the delinquency and loss experience for each of the last three calendar years and for each of the six months ended June 30, 1997 and June 30, 1996, for (i) marine contracts that were purchased by NationsCredit Commercial from Dealers, and prior to January 1, 1993, were not securitized (the "Marine Contract Portfolio") and (ii) recreational vehicle contracts that were purchased by NationsCredit Commercial from Dealers [and __________] (the "RV Contract Portfolio" and together with the Marine Contract Portfolio, the "Contract Portfolio"). As of June 30, 1997 there were _____ marine contracts in the Marine Contract Portfolio with an aggregate principal balance of $_____ and ______ recreational vehicle contracts in the RV Contract Portfolio with an aggregate principal balance of $_______. The delinquency experience and credit loss experience percentages may be affected by the size and relative lack of seasoning of the marine contracts and recreational vehicle contracts originated in 1995 and 1996 and the first two quarters of 1997. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Receivables in the future and no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience of the Receivables.


                         DELINQUENCY AND LOSS EXPERIENCE FOR THE MARINE CONTRACT PORTFOLIO

                                           Marine Contract Delinquency Experience (Dollars in Thousands)
                         ---------------------------------------------------------------------------------------------------------
                                         As of June 30,                                       As of December 31,


                      1997                  1996                  1996(1)               1995                   1994

              Number      Aggregate   Number     Aggregate    Number     Aggregate   Number    Aggregate    Number       Aggregate
              of          Principal   of         Principal    of         Principal   of        Principal    of           Principal
              Marine      Balance     Marine     Balance      Marine     Balance     Marine    Balance      Marine       Balance
              Contracts               Contracts               Contracts             Contracts               Contracts

Portfolio                $                         $
Period of
Delinquency              $                         $
30-59 Days
60-89 Days
90 Days or                                         $                    $                   $                  $
More                     $
_________   _______      _________    ______    ______      ______      ______      ______      ______       ______
Total Delinquency
Total Delinquency
as a Percent of the
  Portfolio...........   %                         %                       %                           %                        %


--------------

(1) A third party vendor error in billing statement distribution contributed to a one month increase in delinquencies in December 1996.



                                              MARINE CONTRACT CREDIT LOSS EXPERIENCE (DOLLARS IN THOUSANDS)
                                            --------------------------------------------------------------------------------------
                                                            SIX MONTHS ENDED JUNE 30,             YEAR ENDED DECEMBER 31,

                                                     1997             1996               1996                1995            1994
                                                 ------------     ------------       ------------        ------------      --------

Average Portfolio During
the Period......................................    $              $                   $                  $                 $
Average Number of Marine Contracts Outstanding
    During the Period...........................
         Net Losses.............................                                       $                   $                $
         Annualized Net Losses
         as a Percent of Average                           %                %               %                   %              %
           Amount Outstanding...................



          DELINQUENCY AND LOSS EXPERIENCE FOR THE RV CONTRACT PORTFOLIO


                                RV Contract Delinquency Experience (Dollars in Thousands)
                         ---------------------------------------------------------------------------------------------------------
                                         As of June 30,                                       As of December 31,


                      1997                    1996                  1996(1)                  1995                   1994

               Number      Aggregate    Number     Aggregate   Number     Aggregate    Number    Aggregate    Number      Aggregate
               Of Rv       Principal    Of Rv      Principal   Of Rv      Principal    Of Rv       Principal  Of Rv       Principal
               Contracts   Balance      Contracts  Balance     Contracts  Balance      Contracts   Balance    Contracts   Balance

Portfolio.....            $                         $                      $                      $                       $
Period of
Delinquency...            $                         $                      $                      $                       $
30-59 Days...
60-89 Days...
90 Days or                 $                         $                     $                      $                      $
More........
_________   _______      _________    ______      ______      ______     ______     ______      ______     ______
Total Delinquency...
Total Delinquency
as a Percent of the
 Portfolio......                     %                 %                        %                     %                       %


--------------

(1) A third party vendor error in billing statement distribution contributed to a one month increase in delinquencies in December 1996.


                                                                      RV CONTRACT CREDIT LOSS EXPERIENCE (DOLLARS IN THOUSANDS)
                                                 ---------------------------------------------------------------------------------
                                                     SIX MONTHS ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,

                                               1997                1996                1996                1995              1994
                                           ------------        ------------        ------------        ------------      --------

Average Portfolio During
the Period........................         $                  $                   $                   $                   $
Average Number of Marine
Contracts Outstanding
    During the Period................
         Net Losses..................     $                   $                   $                   $                   $
         Annualized Net Losses
         as a Percent of
         Average Amount Outstanding...               %                  %                   %                   %              %


                              THE RECEIVABLES POOL

MARINE CONTRACT GROUP

          The Marine Contract Group includes marine contracts from NationsCredit Commercial's Marine Contract Portfolio (other than marine contracts sold in prior NationsCredit securitization transactions) meeting the following criteria as of the Cutoff Date: (i) each Marine Receivable provides for level monthly payments (provided that the payment in the first or last month in the life of the Marine Receivable may be minimally different from the level payment) that fully amortize the principal amount of such Marine Receivable (as long as each scheduled payment is made when due) by maturity and pay interest at the APR;
(ii) each Marine Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the APR; (iii) each Marine Receivable has an APR of not less than _____% and not greater than ______%; (iv) each Marine Receivable has an original maturity of not more than 180 months; (v) each Marine Receivable has a remaining maturity of not more than 180 months; (vi) each Marine Receivable has a remaining principal balance of not greater than $________; (vii) each Marine Receivable is denominated in U.S. dollars in the United States; (viii) with respect to each Marine Receivable, the related Obligor has obtained physical damage insurance covering the Boat and such Obligor is required under the terms of the Marine Receivable to maintain such insurance; (ix) each Marine Receivable constitutes "chattel paper" under the UCC; and (x) no Boat related to any Marine Receivables shall be required to be documented under the Ship Mortgage Act of 1920, as amended (the "Ship Mortgage Act").

         The composition, geographic distribution, distribution by APR, distribution by original term, distribution by remaining term, distribution by original principal balances, distribution by remaining principal balances, distribution by age, distribution by quarter of origination, distribution by new and used collateral, distribution by contract type and distribution by delinquency and repossession experience of the Marine Contract Group as of the Cutoff Date are as set forth in the following tables:


                                       COMPOSITION OF THE MARINE CONTRACT GROUP



                     Aggregate                          Average       Weighted
 Weighted            Principal          Number          Principal     Average          Weighed
 Average             Balance            Of              Balance       Original Term    Average
 APR                                    Receivables                                    Remaining Term
   %                   $                                  $              mos.               mos.




                                  GEOGRAPHIC DISTRIBUTION - MARINE CONTRACT GROUP

                                                                      Percent                                   Percent
                                                    Number              Of               Aggregate                Of
                                                      Of               Total             Principal              Initial
State(1)                                            Marine            Number              Balance               Marine
                                                 Receivables         Of Marine                                   Pool
                                                                  Receivables(2)                              Balance(2)


                                                                            %               $                             %



Total...................................                 -----             ------%         $-----------              ------%
                                                         ======            ======          =============             ======

--------------


(1) Based on the current billing addresses of the Obligors on the Marine Receivables.
(2) The sum of the individual percentages may not add to 100% because of rounding.



                                    DISTRIBUTION BY APR - MARINE CONTRACT GROUP

                                                                           Percent                                  Percent Of
                                                        Number               Of                Aggregate             Initial
                                                          Of                Total              Principal             Marine
APR(%)                                                  Marine             Number               Balance               Pool
                                                      Receivables         Of Marine                                Balance(1)
                                                                       Receivables(1)


                                                                  %                  %         $                      %
                                                                                                                      %
                                                                                 -----         --------           ----
Total...................................                                              %         $                               %
                                                             ======             ======          =============              ======


------------
 (1) The sum of the individual percentages may not add to 100% because of rounding.


                               DISTRIBUTION BY ORIGINAL TERM - MARINE CONTRACT GROUP

                                                                          Percent Of                               Percent Of
                                                         Number             Total              Aggregate            Initial
                                                           Of               Number             Principal             Marine
Original Term (Months)                                   Marine           Of Marine             Balance               Pool
                                                       Receivables      Receivables(1)                              Balance(1)

                                                                                 %              $                     %

                                                           ----              ----                --------         ----%

Total                                                                            %              $                     %
                                                          ======             ======              ========        ======
----------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                              DISTRIBUTION BY REMAINING TERM - MARINE CONTRACT GROUP

                                                                             Percent                                Percent Of
                                                            Number              Of              Aggregate            Initial
                                                              Of              Total             Principal             Marine
Remaining Term (Months)                                     Marine            Number             Balance              Pool
                                                         Receivables        Of Marine                               Balance(1)
                                                                          Receivables(1)



                                                                                        %      $                         %



                                                                                                                         %

Total...................................                                                %      $                         %
                                                                ======            ======       ===============      ======
-----------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                          DISTRIBUTION BY ORIGINAL RECEIVABLE PRINCIPAL BALANCE - MARINE CONTRACT GROUP

                                     Number of                Percent of                                           Percent of
                                     Marine Receivables       Total Number of            Aggregate Principal       Initial Marine
Original Receivable Principal                                 Marine Receivables(1)      Balance                   Pool Balance(1)
Balance ($)


                                                                     %                   $                             %

                                      ----                      -----                    -------                   ----%

Total..............................   ====                      ====%                    $======                   ====%

----------------------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                          DISTRIBUTION BY REMAINING RECEIVABLE PRINCIPAL BALANCE - MARINE
                                                  CONTRACT GROUP


                                             Number           Percent of               Aggregate        Percent of
                                             of Marine        Total Number             Principal        Initial Marine
                                             Receivables      of Marine Receivables    Balance          Pool Balance
Remaining Receivable Principal Balance($)


     Total...............................                          %                        $                %
                                                  ----         ----                          -------    -----%
                                                  ====         ====%                        $=======    =====%


(1) The sum of the individual percentages may not add to 100% because of rounding.



                                    DISTRIBUTION BY AGE - MARINE CONTRACT GROUP

                                                                            Percent
                                                            Number              Of              Aggregate           Percent Of
                                                              Of              Total             Principal             Initial
Months Since Origination                                    Marine            Number             Balance              Marine
                                                         Receivables        Of Marine           ---------              Pool
                                                         -----------      Receivables(1)                            Balance(1)
                                                                          --------------                            ----------

                                                                                        %       $                          %


                                                                                                                            %


Total....................                                                               %      $                            %
                                                                ======            ======       ===============          ======


---------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                          DISTRIBUTION BY QUARTER OF ORIGINATION - MARINE CONTRACT GROUP

                                                           Percent                              Percent Of
                                            Number           Of                Aggregate         Initial
                                             Of             Total              Principal          Marine
Origination Quarter                        Marine           Number              Balance            Pool
(Year/quarter)                           Receivables     Of Marine                              Balance(1)
                                                       Receivables(1)


Total....................
                                         =====             ======%           $======             =====%

-------------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                          DISTRIBUTION BY NEW AND USED COLLATERAL - MARINE CONTRACT GROUP

                                                                            Percent
                                                            Number              Of              Aggregate           Percent Of
                                                              Of              Total             Principal             Initial
New Or Used Collateral                                      Marine            Number             Balance              Marine
                                                         Receivables        Of Marine                                  Pool
                                                                          Receivables(1)                            Balance(1)

New.......................                                -------            -----%             $--------                       %

Used......................                                                                                               ------ %

Total.....................                                =======            =====%             $=========               ====== %

---------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                               DISTRIBUTION BY CONTRACT TYPE - MARINE CONTRACT GROUP



                                                                            Percent
                                                            Number              Of              Initial             Percent Of
                                                              Of              Total             Pool                  Initial
Contract Type                                               Marine            Number            Balance              Marine
                                                         Receivables        Of Marine                                  Pool
                                                                          Receivables(1)                               Balance(1)


Simple Interest Marine
Receivables...............................
Precomputed Marine                                        ______             _____%              ______              _____%
Receivables...............................
Total
                                                         =======             =====%              ======              =====%

(1)  The sum of the individual percentages may not add to 100% because of rounding.



                         DISTRIBUTIONS BY PERIOD OF DELINQUENCY - MARINE CONTRACT GROUP

                                                                            Percent
                                                            Number              Of              Aggregate           Percent Of
                                                              Of              Total             Principal           Aggregate
                                                            Marine            Number             Balance            Principal
                                                         Receivables        Of Marine                               Balance
                                                                          Receivables


                                                                             %
Marine Contract Group...........................
                                                                                                                         %
Period of Delinquency
30-59 Days......................................                             %                                           %
60-89 Days.....................................                              %                                           %
90 Days or More................................                              %                                           %
Repossessions..................................                              %                                           %
                                                                             %                                           %

RV CONTRACT GROUP

         The RV Contract Group includes recreational vehicle contracts from NationsCredit Commercial's RV Contract Portfolio meeting the following criteria as of the Cutoff Date: (i) each RV Receivable provides for level monthly payments (provided that the payment in the first or last month in the life of the RV Receivable may be minimally different from the level payment) that fully amortize the principal amount of such RV Receivable (as long as each scheduled payment is made when due) by maturity and pay interest at the APR; (ii) each RV Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the APR;
(iii) each RV Receivable has a fixed APR of not less than _____% and not greater than ______%; (iv) each RV Receivable has an original maturity of not more than 180 months; (v) each RV Receivable has a remaining maturity of not more than 180 months; (vi) each RV Receivable is denominated in U.S. dollars in the United States; (vii) with respect to each RV Receivable, the related Obligor has obtained physical damage insurance covering the RV and such Obligor is required under the terms of the RV Receivable to maintain such insurance; and (viii) each RV Receivable constitutes "chattel paper" under the UCC.

         The composition, geographic distribution, distribution by APR, distribution by original term, distribution by remaining term, distribution by original principal balances, distribution by remaining principal balances, distribution by age, distribution by quarter of origination, distribution by new and used collateral, distribution by contract type and distribution by delinquency and repossession experience of the RV Contract Group as of the Cutoff Date are as set forth in the following tables:


                                       COMPOSITION OF THE RV CONTRACT GROUP


                   Weighted        Aggregate                          Average       Weighted
    Rv             Average         Principal        Number            Principal     Average           Weighed
Receivables          APR           Balance           Of               Balance       Original          Average
                                                  Receivables                       Term              Remaining Term


                     %             $                                   $             mos.              mos.





                                 GEOGRAPHIC DISTRIBUTION - RV CONTRACT GROUP

                                                                      Percent                                   Percent
                                                    Number              Of               Aggregate                Of
                                                    Of RV              Total             Principal              Initial
State(1)                                         Receivables          Number              Balance                 RV
                                                                       Of RV                                     Pool
                                                                  Receivables(2)                              Balance(2)


                                                                              %           $                            %

                                                      -----               ----             ------

     Total..............................             ======               ====%            $======                ======%

--------------

(1) Based on the current billing addresses of the Obligors on the RV Receivables.
(2) The sum of the individual percentages may not add to 100% because of rounding.


                                      DISTRIBUTION BY APR - RV CONTRACT GROUP

                                                                      Percent                                   Percent
                                                    Number              Of               Aggregate                Of
                                                    Of RV              Total             Principal              Initial
APR(%)                                           Receivables          Number              Balance                 RV
                                                                       Of RV                                     Pool
                                                                  Receivables(1)                              Balance(1)


                                                          %                 %             $                            %

                                                      -----               ----             ------                ------%


     Total..............................             ======               ====%            $======                ======%

(1) The sum of the individual percentages may not add to 100% because of rounding.


                                 DISTRIBUTION BY ORIGINAL TERM - RV CONTRACT GROUP


                                                                      Percent                                   Percent
Original                                            Number              Of               Aggregate                Of
Term                                                Of RV              Total             Principal              Initial
(months)                                         Receivables          Number              Balance                 RV
                                                                       Of RV                                     Pool
                                                                  Receivables(2)                              Balance(1)


                                                                              %           $                            %

                                                      -----               ----             ------               ------%


     Total..............................             ======               ====%            $======                ======%


(1) The sum of the individual percentages may not add to 100% because of rounding.


                                DISTRIBUTION BY REMAINING TERM - RV CONTRACT GROUP

                                                                             Percent                               Percent
                                                            Number              Of              Aggregate            Of
                                                              Of              Total             Principal          Initial
Remaining Term (Months)                                       Rv             Number             Balance             RV
                                                         Receivables          Of RV                                 Pool
                                                                          Receivables(1)                         Balance(1)

                                                                                  %              $                      %
                                                            ------           -----                -------          -----%

Total..................................                     ======           =====%              $=======          =====%

-----------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                            DISTRIBUTION BY ORIGINAL RECEIVABLE PRINCIPAL BALANCE - RV
                                                  CONTRACT GROUP


                                                                             Percent                               Percent
                                                            Number              Of              Aggregate            Of
                                                              Of              Total             Principal          Initial
Original Receivable Princial Balance($)                       Rv             Number             Balance             RV
                                                         Receivables          Of RV                                 Pool
                                                                          Receivables(1)                         Balance(1)

                                                                                  %              $                      %
                                                            ------           -----                -------          -----%

Total..................................                     ======           =====%              $=======          =====%


(1) The sum of the individual percentages may not add to 100% because of rounding.



                            DISTRIBUTION BY REMAINING RECEIVABLE PRINCIPAL BALANCE - RV
                                                  CONTRACT GROUP


                                                                             Percent                               Percent
                                                            Number              Of              Aggregate            Of
                                                              Of              Total             Principal          Initial
Remaining Receivable Principal Balance($)                     Rv             Number             Balance             RV
                                                         Receivables          Of RV                                 Pool
                                                                          Receivables(1)                         Balance(1)

                                                                                  %              $                      %
                                                            ------           -----                -------          -----%

Total..................................                     ======           =====%              $=======          =====%

---------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                                      DISTRIBUTION BY AGE - RV CONTRACT GROUP


                                                                             Percent                               Percent
                                                            Number              Of              Aggregate            Of
                                                              Of              Total             Principal          Initial
Months Since Origination                                      Rv             Number             Balance             RV
                                                         Receivables          Of RV                                 Pool
                                                                          Receivables(1)                         Balance(1)

                                                                                  %              $                      %
                                                            ------           -----                -------          -----%

Total..................................                     ======           =====%              $=======          =====%

(1) The sum of the individual percentages may not add to 100% because of rounding.

                            DISTRIBUTION BY QUARTER OF ORIGINATION - RV CONTRACT GROUP


                                                                             Percent                               Percent
                                                            Number              Of              Aggregate            Of
                                                              Of              Total             Principal          Initial
Origination Quarter (Year/Quarter)                            Rv             Number             Balance             RV
                                                         Receivables          Of RV                                 Pool
                                                                          Receivables(1)                         Balance(1)


Total..................................                     ======           =====%              $=======          =====%

(1) The sum of the individual percentages may not add to 100% because of rounding.


                            DISTRIBUTION BY NEW AND USED COLLATERAL - RV CONTRACT GROUP
                                                                             Percent                               Percent
                                                            Number              Of              Aggregate             Of
New Or Used Collateral                                      Of RV             Total             Principal          Initial
                                                         Receivables          Number             Balance           RV Pool
                                                                              Of RV                               Balance(1)
                                                                          Receivables(1)

RV Receivables
New..............................................         ------                  -----%          $-------               %
Used.............................................                                                                    ----%


        Total....................................         ======                  =====%          $=======           =====%


---------

(1) The sum of the individual percentages may not add to 100% because of rounding.


                                 DISTRIBUTION BY CONTRACT TYPE - RV CONTRACT GROUP


                                                                      Percent
                                                                        Of
                                                                       Total            Initial             Percent
                                                 Number Of            Number             Pool                 Of
Contract Type                                       Rv                  Of              Balance           Initial Rv
                                                Receivables             Rv                                   Pool
                                                                  Receivables(1)                          Balance(1)


Simple Interest RV
Receivables...............................
Precomputed RV
Receivables...............................      -------            ------%                ------          -----%
Total.....................................      =======            ======%                ======          =====%

(1) The sum of the individual percentages may not add to 100% because of rounding.



                             DISTRIBUTIONS BY PERIOD OF DELINQUENCY - RV CONTRACT GROUP

                                                                                                                  Percent
                                                  Number               Percent              Aggregate                Of
                                                   Of RV              Of Total              Principal            Aggregate
                                                Receivables           Number Of              Balance             Principal
                                                                         RV                                       Balance
                                                                     Receivables

RV Contract Group.................                                                               $
Period of Delinquency
30-59 Days........................                                                               $
60-89 Days........................
90 Days or More...................
Repossessions.....................


MATURITY AND PREPAYMENT ASSUMPTIONS

          Full and partial prepayments on the Marine Receivables will have the effect of reducing the weighted average life of the Marine Certificates, while delinquencies by Obligors under the Marine Receivables, as well as extensions and deferrals on the Marine Receivables, will have the effect of increasing the weighted average life of the Marine Certificates. Full and partial prepayments on the RV Receivables will have the effect of reducing the weighted average life of the RV Certificates, while delinquencies by Obligors under the RV Receivables, as well as extensions and deferrals on the RV Receivables will have the effect of increasing the weighted average life of the RV Certificates. The Marine Receivables and the RV Receivables may be prepaid at any time without penalty and the mandatory prepayment of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Boat or RV, as applicable financed by such Receivable or such Receivable becoming a Defaulted Marine Receivable or Defaulted RV Receivable (as defined herein). While no assurance can be given as to the rate of prepayments or as to whether there will be a significant amount of prepayments, NationsCredit Commercial has experienced substantial levels of prepayments on its portfolios of marine contracts and recreational vehicle contracts in the past. Based on the historical performance of NationsCredit Commercial's portfolio of marine contracts, the average effective term of such contracts is approximately one-third of their scheduled contractual term. Based on the historical performance of NationsCredit Commercial's portfolio of recreational vehicle contracts, the average effective term of such contracts is approximately _________ of their scheduled contractual term. NationsCredit Commercial's historical prepayment experience on its Marine Contract Portfolio has also reflected seasonal variations due to the seasonal nature of the retail marine finance business, with higher levels of prepayments in the beginning of the boating season during the spring and early summer. NationsCredit Commercial's historical prepayment experienced on its RV Contract Portfolio has also reflected seasonal variations due to the seasonal nature of the retail recreational vehicle finance business, with higher levels of prepayments in the beginning of the recreational vehicle season during the spring and early summer. Although NationsCredit Commercial expects significant levels of prepayments to continue, no assurance can be given as to the level or timing of prepayments because prepayments are affected by numerous social, economic and other factors and because historical prepayment experience is not necessarily indicative of future prepayments. Marine Certificateholders will bear all reinvestment risk resulting from prepayments on the Marine Receivables and RV Certificateholders will bear all reinvestment risk resulting from prepayments on the RV Receivables.

                   CERTIFICATE FACTORS AND TRADING INFORMATION

          The "Marine Certificate Factor" is a seven-digit decimal figure, which the Servicer will compute each month, equal to the Marine Certificate Balance on such date of determination, divided by the initial Marine Certificate Balance. The "RV Certificate Factor" is a seven-digit decimal figure, which the Servicer will compute each month, equal to the RV Certificate Balance on such date of determination divided by the initial RV Certificate Balance. The Marine Certificate Factor and the RV Certificate Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Marine Certificate Factor and the RV Certificate Factor will decline to reflect reductions in the Marine Certificate Balance and the RV Certificate Balance, respectively. The amount of a Certificateholder's pro rata share of the Marine Certificate Balance or the RV Certificate Balance, as applicable, for a given month can be determined by multiplying the original denomination of such holder's Certificate by the Marine Certificate Factor or the RV Certificate Factor, as applicable, for that month. The Marine Certificate Factor and the RV Certificate Factor will be made available on the eighth business day of each month (the "Determination Date").

         Pursuant to the Agreement, Certificateholders will receive monthly reports concerning the payments received on the applicable Receivables, the Marine Certificate Balance and the RV Certificate Balance, the Marine Certificate Factor and the RV Certificate Factor, and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Certificateholders."

                                 USE OF PROCEEDS

         The net proceeds to be received by the Trust from the sale of the Certificates will be applied to the purchase of the Receivables.

                                  THE DEPOSITOR

          The Depositor, NationsCredit Securitization Corporation, is a wholly-owned subsidiary of NationsCredit Commercial Corporation of America, which, in turn, is indirectly wholly-owned by NationsCredit Corporation ("NationsCredit"). The Depositor was incorporated in Delaware in 1995. The Depositor is organized for the limited purpose of purchasing, among other things, retail marine installment sale contracts and recreational vehicle installment sale contracts and transferring such contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Depositor are located at 225 E. John Carpenter Freeway, Irving, TX 75062-2731 and its telephone number is (972) 506-5026.

         The Depositor will take steps in structuring the transaction contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by NationsCredit Commercial under the United States Bankruptcy Code or similar applicable state law ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Depositor with those of NationsCredit Commercial. These steps include or will include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation or an amendment thereto containing certain limitations, including restricting the nature of the Depositor's business, requiring the Depositor to maintain records and books of account separate from those of NationsCredit Commercial, to refrain from commingling its assets with those of NationsCredit Commercial and to refrain from holding itself out as having agreed to pay, or being liable for, the debts of NationsCredit Commercial. In addition, the Depositor's certificate of incorporation will contain a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least one outside director. The Depositor intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Depositor should be consolidated with those of NationsCredit Commercial. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur.

                                  THE SERVICER

          The Servicer, NationsCredit Commercial Corporation of America ("NationsCredit Commercial"), was incorporated in 1992 under the laws of the State of North Carolina. NationsCredit Commercial engages in the financing of dealer inventory of consumer goods which include such products as boats, boat motors and trailers, musical instruments, consumer electronics and appliances, residential heating and air conditioning equipment, lawn and garden equipment, manufactured housing units, and recreational vehicles. In support of its inventory financing of boat and recreational vehicle dealers, NationsCredit Commercial purchases marine retail installment sale contracts and recreational vehicle retail installment sale contracts. NationsCredit Commercial is an indirect wholly-owned subsidiary of NationsCredit, which in turn is a wholly-owned subsidiary of NationsBank Corporation.

          On February 1, 1993, NationsBank Corporation, through its subsidiary NationsBanc Financial Services Corporation, acquired certain of the assets and assumed certain of the liabilities of Chrysler First Inc., a subsidiary of Chrysler Financial Corporation. NationsCredit Commercial represents operations which were formerly subsidiaries of Chrysler First Inc.

          The principal office of the Servicer is located at 3350 Cumberland Circle, N.W., Suite 1000 Atlanta, GA 30339.

                             THE SURETY BOND ISSUER
                                    [TO COME]


                                THE CERTIFICATES

          The Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Trustee at ____________ [address]. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

          The Marine Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of the Initial Marine Pool Balance and in integral multiples thereof, and will represent an undivided fractional interest in the Marine Contract Group and certain other assets of the Trust described under "The Trust" equal to the percentage obtained by dividing the denomination of the Marine Certificate by the Initial Marine Pool Balance.

          In general, it is intended that Marine Certificateholders receive, on each Distribution Date, the aggregate payments of principal, consisting of the aggregate collected principal payments, full and partial prepayments on the Marine Receivables (other than Marine Receivables for which the Servicer or NationsCredit Commercial has made a payment of the Purchase Amount in a Collection Period (as defined below) prior to the related Collection Period) received by the Servicer during the Collection Period, the principal balance of Defaulted Marine Receivables which became Defaulted Receivables during the related Collection Period and interest at one-twelfth the applicable Pass-Through Rate on the Marine Certificate Balance, as of the close of business on the prior Distribution Date. A prepayment of a Marine Receivable may be made by or on behalf of the respective Obligor by application of certain insurance proceeds, as a result of a repurchase by NationsCredit Commercial or a purchase by the Servicer, as a result of payments made in respect of Defaulted Marine Receivables under the Marine Reserve Account, the RV Reserve Account, the Surety Bond, or, if payments are not made as required under the Surety Bond, upon the repossession of the Boat, or other enforcement measure taken with respect to a Defaulted Marine Receivable. See "The Certificates-- Sale and Assignment of Receivables," "--Credit Enhancement--The Surety Bond," "--Credit Enhancement--The Marine Reserve Account", "-- Credit Enhancement -- The RV Reserve Account " and "--Servicing Procedures."

          The RV Certificates will be available for purchase in book-entry form in minimum denominations representing $1,000 of the Initial RV Pool Balance and in integral multiples thereof, and will represent an undivided fractional interest in the RV Contract Group and certain other assets of the Trust described under "The Trust" equal to the percentage obtained by dividing the denomination of the RV Certificate by the Initial RV Pool Balance.

          In general, it is intended that RV Certificateholders receive, on each Distribution Date, the aggregate payments of principal, consisting of the aggregate collected principal payments, full and partial prepayments on the RV Receivables (other than RV Receivables for which the Servicer or NationsCredit Commercial has made a payment of the Purchase Amount in a Collection Period prior to the related Collection Period) received by the Servicer during the preceding Collection Period, the principal balance of Defaulted RV Receivables which became Defaulted Receivables during the related Collection Period and interest at one-twelfth the applicable Pass-Through Rate on the RV Certificate Balance, as of the close of business on the prior Distribution Date. A prepayment of a RV Receivable may be made by or on behalf of the respective Obligor by application of certain insurance proceeds, as a result of a repurchase by NationsCredit Commercial or a purchase by the Servicer, as a result of payments made in respect of Defaulted RV Receivables under the RV Reserve Account, the Marine Reserve Account, the Surety Bond, or, if payments are not made as required under the Surety Bond, upon the repossession of the RV, or other enforcement measure taken with respect to a Defaulted RV Receivable. See "The Certificates--Sale and Assignment of Receivables," "--Credit Enhancement--The Surety Bond," "--Credit Enhancement --The RV Reserve Account" and "--Servicing Procedures."

         "Collection Period" means with respect to any Distribution Date, a period which is the preceding calendar month.

         The Marine Certificates and the RV Certificates will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC," and together with any successor depository selected by the Depositor, the "Depository") except as set forth below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to action by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and"--Definitive Certificates."

BOOK-ENTRY REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through Direct Participants and Indirect Participants. Under a book-entry format Certificateholders may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since distributions with respect to the Certificateholders will be forwarded by _____________ as paying agent, or its successor in such capacity (the "Paying Agent") to Cede, the nominee of DTC will then forward such distributions to its Direct Participants who in turn will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Direct Participants and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, trust companies and other persons approved by it the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the absence of physical certificates for such Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of the Certificate Balance only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

DEFINITIVE CERTIFICATES

         The Certificates will be issued in fully registered, certificated form (the "Definitive Certificates"), to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 50% of the Certificate Balance advise the Trustee and DTC through Direct Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

         Upon the occurrence of any events described in the immediately preceding paragraph, the Trustee shall notify all Certificate Owners through DTC of the occurrence of any such event and of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as Certificateholders under the Agreement (the "Holders").

         If Definitive Certificates are issued, distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Holders.

         Definitive Certificates will be transferable and exchangeable at the offices of the Trustee in New York, New York. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. ____________ will initially be designated as the registrar for the Certificates.

         Certificates held by the Depositor or the Servicer shall not be counted in any vote or action requiring the consent of Certificateholders under the Agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

         On the date of issuance of the Certificates (the "Closing Date"), the Depositor will cause the Trust to purchase the Receivables directly or indirectly from NationsCredit Commercial or its affiliates. Each Receivable purchased by the Trust will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such purchase, execute, authenticate and deliver the Certificates.

         The representations and warranties, with respect to the Receivables made by either NationsCredit Commercial or the Depositor as of the Closing Date shall include, among others, that such Receivable (a) shall have been originated in the United States by a Dealer for the retail sale of a Boat, in the case of Marine Receivables, or a RV, in the case of RV Receivables, in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall be denominated in U.S. dollars, (b) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of NationsCredit Commercial in the related Boat (other than in the case of boat motors subject to certificate of title statutes that provide for perfection of the security interests in such boat motors by the filing of a UCC-1 financing statement), in the case of Marine Receivables, or related RV, in the case of RV Receivables, which security interest has been assigned to the Depositor and shall be validly assignable by the Depositor to the Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security,
(d) which provides for the payment of interest at a fixed rate shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the APR, (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest due through the date of prepayment in an amount at least equal to the Annual Percentage Rate, (f) and the sale of the related Boat, in the case of Marine Receivables, or the related RV, in the case of RV Receivables, shall have complied at the time it was originated or made, and at the date of issuance of the Certificates shall comply, in all material respects with all requirements of applicable Federal, State, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission Credit Practices Rule, State unfair and deceptive trade practice laws, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal credit opportunity and disclosure laws, (g) shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity and (h) no more than ____%, of the Initial Pool Balance shall consist of Receivables which are part of the Variable Rate Program. As of the second (or, at the Depositor's or NationsCredit Commercial's option, as applicable, the first) Record Date following the discovery by or notice to the Depositor or NationsCredit Commercial of a breach of any representation or warranty made by the Depositor or NationsCredit Commercial, as applicable, that materially and adversely affects the interests of the Certificateholders in a Receivable, the Depositor or NationsCredit Commercial, as applicable, unless it cures the breach, will repurchase or purchase the Receivable from the Trustee, at a price equal to the unpaid principal balance owed by the Obligor plus accrued interest calculated at a rate equal to the sum of the applicable Pass-Through Rate plus the Marine Servicing Fee Rate or the RV Servicing Fee Rate, as applicable (the "Purchase Amount"). The repurchase and the purchase obligations are a general and unsecured obligation of the Depositor and NationsCredit Commercial, respectively, and will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. Any failure on the part of NationsCredit Commercial or the Depositor to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.

         To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, on behalf of the Trust, will appoint NationsCredit Commercial as custodian of all the Receivables. NationsCredit Commercial's and its applicable affiliate's accounting records and computer systems will reflect the ultimate sale and assignment of the Receivables to the Trustee. UCC-1 financing statements reflecting the sale and assignment of the Receivables to the Trustee will be filed. Because the Receivables will remain in NationsCredit Commercial's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables in the ordinary course of its business without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Risk Factors--Lack of First Priority Security Interests in the Receivables." Due to the administrative burden and expense: the certificates of title, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles, as applicable, are subject to certificate of title statutes, will not be endorsed; and the UCC-1 financing statements, in the case of Boats or RVs financed in states where security interests in boats or recreational vehicles, as applicable, are perfected by filing a UCC-1 financing statement, will not be amended. In the absence of such procedures, the Trust may not have a perfected security interest in the Boats or RVs, as applicable, financed in certificate of title or UCC states, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor in UCC states. With respect to Boats or RVs documented under certificate of title states, the validity of the security interest against the original Obligor is less clear. See "Risk Factors--Lack of Perfected Security Interests in Boats and RVs.

ACCOUNTS

         The Servicer will establish and maintain with the Trustee one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the Marine Contract Group will be deposited, and from which all distributions with respect to the Marine Contract Group and the Marine Certificates will be made (collectively, the "Marine Certificate Account").

         The Servicer will establish and maintain with the Trustee one or more accounts, in the name of the Trustee on behalf of the Certificateholders, into which all payments made on or with respect to the RV Receivables will be deposited and from which all distributions with respect to the RV Receivables and the RV Certificates will be made (collectively, the "RV Certificate Account").

         The Marine Certificate Account and the RV Certificate Account shall be maintained with the Trustee so long as (i) the Trustee's deposits have a rating acceptable to each Rating Agency or (ii) each of the Marine Certificate Account and the RV Certificate Account is maintained as a fully segregated trust account. If at any time the conditions in clauses (i) or (ii) above are not satisfied, the Servicer shall, with the Trustee's assistance as necessary, cause the Marine Certificate Account and the RV Certificate Account to be moved to a bank which can satisfy such conditions.

SERVICING PROCEDURES

         The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will perform such collection procedures as it follows with respect to marine contracts, in the case of Marine Receivables, and recreational vehicle contracts, in the case of RV Receivables, that it services for itself and others. See "Certain Legal Aspects of the Receivables." Consistent with the Agreement, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period preceding the Final Scheduled Distribution Date. See "NationsCredit Commercial's Portfolio of Marine Contracts and Recreational Vehicle Contracts." Such arrangements may result in the Servicer purchasing the Receivable for its Purchase Amount. If required payments under the Surety Bond are not made, the Servicer would follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Boat or RV, as applicable, secure the Receivable at a public or private sale, or take any other action permitted by applicable law.

         The Servicer will covenant in the Agreement that: (i) the Servicer will not release a Boat or RV, as applicable, from the security interest granted by the related Receivable in whole or in part, except upon payment in full by the related Obligor; (ii) the Servicer will not impair the rights of the Certificateholders in any Receivables; (iii) the Servicer will not increase or decrease the amount of any scheduled payment on a Receivable or the principal amount of a Receivable (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment); (iv) the Servicer will not change the APR of any Receivable; (v) the Servicer will not sell, pledge, transfer, deliver or otherwise dispose of any Receivable, except as provided in the Agreement; (vi) the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others; and (vii) the Servicer will not extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may, with certain limitations set forth in the Agreement, extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable marine contracts and recreational vehicle contracts, as applicable, that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the last day of the Collection Period preceding the Final Scheduled Distribution Date.

         In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Certificateholders and the Surety Bond Issuer in a Receivable, the Servicer, unless such breach has been cured by the second Record Date (or, at the Servicer's election, the first Record Date) following the date on which the Servicer becomes aware of, or receives written notice of such breach or earlier in certain circumstances, will be required to purchase the Receivable from the Trustee on the business day prior to the Distribution Date related to such Record Date or earlier under certain circumstances. The purchase price will be the Purchase Amount as of the last day of the Collection Period preceding the date of such purchase. The purchase obligation is a general unsecured obligation of the Servicer and will constitute the sole remedy available to the Certificateholders, the Trust or the Trustee against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Agreement related thereto. Any failure of the Servicer to pay the Purchase Amount of any Receivable when required will not be covered by collections from Receivables or payments under the Surety Bond.

COLLECTIONS ON RECEIVABLES

     While NationsCredit Commercial or an entity (a) into which NationsCredit Commercial is merged or consolidated, (b) which succeeds to the properties and assets of the Servicer substantially as a whole or (c) more than 50% of the voting stock of which is, directly or indirectly, owned by NationsBank Corporation, which has executed an agreement of assumption to perform the obligations of the Servicer under the Insurance Agreement and the Agreement, is the Servicer, the Servicer may commingle collections held by it and may use such funds for its own purposes prior to the business day preceding each Distribution Date provided that all of the following conditions are satisfied: (i) there exists no Event of Default (as described below); (ii) if the Servicer does not have a short-term rating or deposit rating of at least A-1 from S&P and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering collections held by NationsCredit Commercial or such successor, which is acceptable to the Rating Agencies and the Surety Bond Issuer and is issued by an entity which has a short-term debt or deposit rating, as applicable, of at least A-1 from S&P and P-1 from Moody's; and (iii) the Servicer, the Trustee, the Depositor and the Surety Bond Issuer shall not have received notice from S&P or Moody's that failure to separate such funds will result in a reduction or withdrawal of the then current rating on the Marine Certificates or the RV Certificates by either S&P or Moody's. If all the conditions contained in the preceding sentence are not met, (i) the Servicer will deposit all payments on the Marine Contract Group (from whatever source) and all proceeds of the Marine Contract Group collected during each Collection Period into the Marine Certificate Account not later than the second business day after receipt and (ii) the Servicer will deposit all payments on the RV Contract Group (from whatever source) and all proceeds of the RV Contract Group collected during each Collection Period into the RV Certificate Account not later than the second business day after receipt. It is anticipated that on the Closing Date, NationsBank Corporation will furnish a guaranty that will permit NationsCredit Commercial to commingle funds. The Depositor or the Servicer, as applicable, will deposit the aggregate Purchase Amount of Marine Receivables repurchased by the Depositor or purchased by the Servicer into the Marine Certificate Account and deposit the aggregate Purchase Amount of RV Receivables repurchased by the Depositor or purchased by the Servicer into the RV Certificate Account, in each case, on or before the business day preceding the applicable Distribution Date. Pending deposit into the Marine Certificate Account and the RV Certificate Account, as applicable, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. See "Risk Factors--Commingling Risk."

         In accordance with NationsCredit Commercial's normal practices and procedures, payments made by or on behalf of an Obligor on a Receivable during a Collection Period shall be applied first to late payment fees and extension fees, second to interest accrued on the Receivable, third to principal due on the Receivable, fourth to administrative charges, if any, and fifth to the remaining principal balance. Late payment and extension fees, if any, and other administrative fees will be included as part of the Trust's assets; provided, however that the Trustee will agree to hold any such amounts for the benefit of the Servicer and any payments received with respect thereto will not be passed through to Certificateholders, but will instead be promptly remitted to the Servicer upon receipt.

SERVICING COMPENSATION

         The Servicer will be entitled to receive the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee with respect to each Distribution Date, equal to the product of (i) one-twelfth the Marine Servicing Fee Rate multiplied by the Marine Pool Balance in the case of the Monthly Marine Servicing Fee and
(ii) one-twelfth the RV Servicing Fee Rate multiplied by the RV Pool Balance, in the case of the Monthly RV Servicing Fee, in each case as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Marine Pool Balance or the Initial RV Pool Balance, as applicable). The Trustee, as provided above, will remit to the Servicer any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to payments of principal, interest and late fees in accordance with the Servicer's normal practices and procedures.

         The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of marine retail installment sale contracts and recreational vehicle retail installment sale contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults, and monitoring the collateral. The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, and providing information to the appropriate party relating to Federal income taxes. The Monthly Marine Servicing Fee and the Monthly RV Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. The Trust will not be responsible for fees and expenses of any subservicer.

DISTRIBUTIONS ON CERTIFICATES

         On or before the Determination Date, the Servicer will inform the Trustee of the amount of aggregate collections on the Marine Receivables in the Marine Contract Group and the aggregate amount of collections on the RV Receivables in the RV Contract Group (other than Receivables purchased by the Servicer or repurchased by NationsCredit Commercial) including all refunds received by the Servicer with respect to any refunded portion of any extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the principal amount of each of the Marine Receivables and the RV Receivables; the aggregate Purchase Amount of Marine Receivables and the aggregate Purchase Amount of RV Receivables required to be repurchased by NationsCredit Commercial or required to be purchased by the Servicer; the aggregate amounts to be drawn on the Marine Reserve Account and the RV Reserve Account; the aggregate payments to be made under the Surety Bond; the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee; all with respect to the preceding Collection Period.

         Marine Distributions. On the Distribution Date, the Trustee will distribute from the Marine Certificate Account pro rata to the Marine Certificateholders of record as of the preceding Record Date, the Servicer, the Surety Bond Issuer, the Collateral Agent and the Depositor the following amounts in the following order of priority:

                  (i) to the Marine Certificateholders, an amount equal to one-twelfth of the product of (x) the applicable Pass-Through Rate and
         (y) the Marine Certificate Balance as of the close of business on the prior Distribution Date (the "Monthly Marine Interest Payment"), and any carry-over Monthly Marine Interest Payment from prior Distribution Dates;

                  (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount equal to one-twelfth of the product of (x) the Marine Servicing Fee Rate and (y) the Marine Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial Marine Pool Balance) ("Monthly Marine Servicing Fee") and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;

                  (iii) to the Marine Certificateholders, (x) on any Distribution Date, except the Marine Final Scheduled Distribution Date, an amount equal to (a) that portion of all collections received by the Servicer during the related Collection Period on Marine Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of Defaulted Marine Receivables), (b) Purchase Amounts allocable to principal with respect to the Marine Receivables and paid by the Depositor or the Servicer, (c) the principal balance of Defaulted Marine Receivables, which became Defaulted Marine Receivables during the related Collection Period and (y) on the Marine Final Scheduled Distribution Date, an amount necessary to reduce the Marine Certificate Balance to zero on such Distribution Date (collectively, the "Monthly Marine Principal Payment") and any carry-over Monthly Marine Principal Payment from prior Distribution Dates;

                  (iv) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, the Monthly Marine Servicing Fee and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;

                  (v) to the Surety Bond Issuer, any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement allocable to the Marine Contract Group and not paid;

                  (vi) to the RV Certificateholders, an amount, if any, up to the shortfall, between (x) the amount paid to RV Certificateholders on such Distribution Date pursuant to clause (i) of the definition of "RV Distributions" and the Monthly RV Interest Payment and any carry-over Monthly RV Interest Payment from prior Distribution Dates;

                  (vii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount, if any, up to the shortfall between (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (ii) of the definition of "RV Distributions," and (y) the Monthly RV Servicing Fee and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;

                  (viii) to the RV Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to the RV Certificateholders on such Distribution Date pursuant to Clause (iii) of the definition of "RV Distributions" and (y) the Monthly RV Principal Payment and any carry-over RV Principal Payments from prior Distribution Dates;

                  (ix) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, an amount, if any, up to the shortfall between (x) the amount paid to the servicer on such Distribution Date pursuant to clause (iv) of the definition of "RV Distributions" and (y) the Monthly RV Servicing Fee and any carry-over Monthly Servicing Fee from prior Distribution Dates;

                  (x) to the Surety Bond Issuer, an amount if any up to the shortfall between (x) the amount paid to the Surety Bond Issuer on such Distribution Date pursuant to clause (v) of the definition of "RV Distributions," and (y) amounts owing to the Surety Bond Issuer under the Insurance and Reimbursement Agreement allocable to the RV Contract Group and not paid without giving effect to any distributions made on such Distribution Date pursuant to clause (v) of the definition of "RV Distributions;"

                  (xi) to the Collateral Agent, an amount, if any, up to the lesser of (x) the RV Cross Collateral Amount and (y) the shortfall, if any, between the Specified RV Reserve Account Requirement and the amount on deposit in the RV Reserve Account on such Distribution Date after giving effect to the distribution, set forth in clause (xii) of the definition of "RV Distributions," for deposit into the RV Reserve Account;

                  (xii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified Marine Reserve Account Requirement and the amount on deposit in the Marine Reserve Account on such Distribution Date without giving effect to any distributions on such date for deposit into the Marine Reserve Account;

                  (xiii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified RV Reserve Account Requirement and the amount on deposit in the RV Reserve Account, after giving effect to the distribution, if any, set forth in clause (xi) above and clause (xii) of the definition of "RV Distributions" for deposit into the RV Reserve Account; and

                  (xiv) to the Depositor, any remaining amounts.

         The distributions set forth in clauses (i) through (xiv) above shall be the "Marine Distributions."

         RV Distributions. On the Distribution Date, the Trustee will distribute from the RV Certificate Account pro rata to the RV Certificateholders of record as of the preceding Record Date, the Servicer, the Surety Bond Issuer, the Collateral Agent and the Depositor the following amounts in the following order of priority:

                  (i) to the RV Certificateholders, an amount equal to one-twelfth of the product of (x) the applicable Pass-Through Rate and
         (y) the RV Certificate Balance as of the close of business on the prior Distribution Date (the "Monthly RV Interest Payment"), and any carry-over Monthly RV Interest Payment from prior Distribution Dates;

                  (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount equal to one-twelfth of the product of (x) the RV Servicing Fee Rate and (y) the RV Pool Balance as of the last day of the prior Collection Period (or, in the case of the first Distribution Date, the Initial RV Pool Balance) (the "Monthly RV Servicing Fee") and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;

                  (iii) to the RV Certificateholders, (x) on any Distribution Date, except the RV Final Scheduled Distribution Date, an amount equal to (a) that portion of all collections received by the Servicer during the related Collection Period on RV Receivables allocable to principal (which shall not include the principal portion of proceeds from any recoveries or liquidations in respect of Defaulted RV Receivables), (b) Purchase Amounts allocable to principal with respect to the RV Receivables and paid by the Depositor or the Servicer, (c) the principal balance of Defaulted RV Receivables, which became Defaulted RV Receivables during the related Collection Period and (y) on the RV Final Scheduled Distribution Date, an amount necessary to reduce the RV Certificate Balance to zero on such Distribution Date (collectively, the "Monthly RV Principal Payment") and any carry-over Monthly RV Principal Payment from prior Distribution Dates;

                  (iv) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, the Monthly RV Servicing Fee and any carry-over Monthly RV Servicing Fee from prior Distribution Dates;

                  (v) to the Surety Bond Issuer, any amounts owing to the Surety Bond Issuer under the Insurance Agreement and the Agreement allocable to the RV Contract Group and not paid;

                  (vi) to the Marine Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to the Marine Certificateholders pursuant to clause (i) of the definition of "Marine Distributions" and (y) the Monthly Marine Interest Payment and any carry-over Monthly Marine Interest Payment from prior Distribution Dates;

                  (vii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, to the Servicer, an amount, if any, up to the shortfall between (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (ii) of the definition of "Marine Distributions" and (y) the Monthly Marine Servicing Fee and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;

                  (viii) to the Marine Certificateholders, an amount, if any, up to the shortfall between (x) the amount paid to Marine Certificateholders on such Distribution Date pursuant to clause (iii) of the definition of "Marine Distributions" and (y) the Monthly Marine Principal Payment and any carry-over Marine Principal Payments from prior Distribution Dates;

                  (ix) if NationsCredit Commercial or an affiliate thereof is the Servicer, to the Servicer, an amount, if any, up to the shortfall between (x) the amount paid to the Servicer on such Distribution Date pursuant to clause (iv) of the definition of "Marine Distributions" and
         (y) the Monthly Marine Servicing Fee and any carry-over Monthly Marine Servicing Fee from prior Distribution Dates;

                  (x) to the Surety Bond Issuer, an amount if any up to the shortfall between (x) the amount paid to the Surety Bond Issuer on such Distribution Date pursuant to clause (v) of the definition of "Marine Distributions" and (y) amounts owing to the Surety Bond Issuer under the Insurance and Reimbursement Agreement allocable to the Marine Contract Group and not paid without giving effect to any distributions pursuant to clause (v) of the definition of "Marine Distributions,"

                  (xi) to the Collateral Agent, an amount, if any, up to the lesser of (x) the Marine Cross Collateral Amount and (y) the shortfall, if any, between the Specified Marine Reserve Account Requirement and the amount on deposit in the Marine Reserve Account on such Distribution Date after giving effect to the distribution, set forth in clause (xii) of the definition of "Marine Distributions," for deposit into the Marine Reserve Account;

                  (xii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified RV Reserve Account Requirement and the amount on deposit in the RV Reserve Account on such Distribution Date without giving effect to any distributions on such date for deposit into the RV Reserve Account;

                  (xiii) to the Collateral Agent, an amount up to the shortfall, if any, between the Specified Marine Reserve Account Requirement and the amount on deposit in the Marine Reserve Account, after giving effect to the distribution, if any, set forth in clause (xi) above and clause (xii) of the definition of "Marine Distributions" for deposit into the Marine Reserve Account; and

                  (xiv) to the Depositor, any remaining amounts.

         The distributions set forth in clauses (i) through (xiv) above shall be the "RV Distributions."

         Marine Distributions and RV Distributions. The aggregate amount of Monthly Marine Principal Payments will not exceed the unpaid principal balance of the Marine Certificates and the aggregate amount of Monthly RV Principal Payments will not exceed the unpaid principal balance of the RV Certificates.

         The Surety Bond Issuer will unconditionally and irrevocably guarantee payment of the Monthly Marine Interest Payment, the Monthly RV Interest Payment, the Monthly Marine Principal Payment, the Monthly RV Principal Payment and under certain circumstances the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee. See "--Credit Enhancement--The Surety Bond."

         The Monthly Marine Interest Payment is calculated on the Marine Certificate Balance, which shall decline by the amount of principal distributions made on the Marine Certificates. The Monthly RV Interest Payment is calculated on the RV Certificate Balance, which shall decline by the amount of principal distributions made on the RV Certificates. To the extent that payments on the Receivables and amounts on deposit in the Marine Reserve Account and the RV Reserve Account are not sufficient to cover the entire principal amount of Defaulted Receivables and payments under the Surety Bond are not made, Certificateholders will incur a loss and interest will not be paid on the amount of such loss.

         As an administrative convenience, the Servicer will be permitted to make the deposit of (a) collections and the aggregate Purchase Amount for or with respect to the Collection Period and (b) the Purchase Amount for any optional purchase of the Receivables (as described herein) net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account for the amount of any such purchase to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually.

     Any amounts released to the Depositor pursuant to clause (xiv) of the definition of "Marine Distributions" and "RV Distributions" above shall not be property of the Trust thereafter, and the Depositor shall have no obligation to return such amounts to the Trust in the event insufficient funds are available on any subsequent Distribution Date to distribute to Certificateholders the Monthly Interest Payment, any carry-over Monthly Interest Payment, the Monthly Principal Payment or any carry-over Monthly Principal Payment.

         The following chart sets forth the application of the foregoing provisions to the _______ 1997 distribution:


[           ]...............  Collection Period. The Servicer receives monthly payments, prepayments and other proceeds in respect of the Receivables.

[           ]...............  Determination Date. The Servicer
                              notifies the Trustee of the amounts to be distributed on the Distribution Date.

[           ]................ Record Date. Distributions on the
                              Distribution Date are made to Certificateholders of record at the close of business on this date.

[           ]................ Distribution Date. The Trustee
                              distributes to Marine Certificateholders amounts payable in respect of the Marine Certificates as described in clauses (i) and (iii) of the definition of "Marine Distributions" and (vi) and
                              (viii) of the definition of "RV Distributions," the Trustee distributes to RV Certificateholders amounts payable in respect of the RV Certificates as described in clauses (i) and (iii) of the definition of "RV Distributions" and (vi) and
                              (viii) of the definition of "Marine
                              Distributions," and transfers the balance to the Depositor as described in clause (xiv) of the definitions of "Marine Distributions" and "RV Distributions."


         "Defaulted Receivable" means a Marine Receivable or a RV Receivable as to which either (x) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (y)
(1) 90 or more days have elapsed since the related Boat or RV, as applicable, has been repossessed by the Servicer, in the case of any Marine Receivable or RV Receivable, as applicable, with a Principal Balance of $10,000 or less as of the day such Boat or RV, as applicable, was repossessed by the Servicer or (2) 180 or more days have elapsed since the related Boat or RV, as applicable, has been repossessed by the Servicer, in the case of any Marine Receivable or RV Receivable, as applicable, with a Principal Balance of greater than $10,000 as of the day such Boat or RV, as applicable, was repossessed by the Servicer.

         "Defaulted Marine Receivable" means a Defaulted Receivable which is a Marine Receivable.

         "Defaulted RV Receivable" means a Defaulted Receivable which is a RV Receivable.

         "Marine Cross Collateral Amount" on any Distribution Date shall equal the amount withdrawn from the Marine Reserve Account to make RV Distributors on prior Distribution Dates and is payable to the Collateral Agent for deposit into the Marine Reserve Account under the terms of the Agreement.

         "RV Cross Collateral Amount" on any Distribution Date shall equal the amount withdrawn from the RV Reserve Account to make Marine Distributions on prior Distribution Dates and is payable to the Collateral Agent for deposit into the RV Reserve Account under the terms of the Agreement.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the Certificateholders consists of the Surety Bond, the application of excess interest, the Marine Reserve Account and the RV Reserve Account.

         The Surety Bond. On or before the Closing Date, the Depositor will cause the Surety Bond to be issued by the Surety Bond Issuer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") among the Depositor, the Servicer and the Surety Bond Issuer. The Surety Bond will unconditionally and irrevocably guarantee the timely payment of (i) the Monthly Marine Interest Payment, (ii) the Monthly RV Interest Payment, (iii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly Marine Servicing Fee and the Monthly RV Servicing Fee, and (iv) the Monthly Marine Principal Payment and (v) the Monthly RV Principal Payment.

         The Trustee will demand payment under the Surety Bond (or the Surety Bond Issuer will otherwise make available) for deposit into the Marine Certificate Account with respect to any Distribution Date to the extent there are not sufficient amounts available from (i) collections on Marine Receivables,
(ii) amounts, if any, to be distributed pursuant to clauses (vi), (vii) and
(viii) of the definition of "RV Distributions," (iii) amounts on deposit in the Marine Reserve Account and (iv) after the amounts on deposit in the Marine Reserve Account have been reduced to zero, amounts on deposit in RV Reserve Account, to make distributions in respect of (i) the Monthly Marine Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly Marine Servicing Fee and (iii) the Monthly Marine Principal Payment.

         Without duplication of any of the foregoing, on the Marine Final Scheduled Distribution Date, the Surety Bond will unconditionally guarantee the payment of the outstanding Marine Certificate Balance (after giving effect to all other amounts distributed and allocable to principal on such Distribution
Date).

         The Trustee will demand payment under the Surety Bond (or the Surety Bond Issuer will otherwise make available) for deposit into the RV Certificate Account with respect to any Distribution Date to the extent there are not sufficient amounts available from (i) collections on RV Receivables, (ii) amounts, if any, to be distributed pursuant to clauses (vi), (vii) and (viii) of the definition of "Marine Distributions," (iii) amounts on deposit in the RV Reserve Account and (iv) after the amounts on deposit in the RV Reserve Account have been reduced to zero, amounts on deposit in the Marine Reserve Account, to make distributions in respect of (i) the Monthly RV Interest Payment, (ii) if NationsCredit Commercial or an affiliate thereof is not the Servicer, the Monthly RV Servicing Fee and (iii) the Monthly RV Principal Payment.

     Without duplication of any of the foregoing, on the RV Final Scheduled Distribution Date, the Surety Bond will unconditionally guarantee the payment of the outstanding RV Certificate Balance (after giving effect to all other amounts distributed and allocable to principal on such Distribution Date).

         In the event the Marine Reserve Account and the RV Reserve Account is exhausted or otherwise unavailable, in the absence of payments under the Surety Bond, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

         In the event the Surety Bond Issuer's claims paying ratings have been reduced by any of the Rating Agencies, the Depositor may, but it is not obligated to, upon payment of all amounts required to be paid to the Surety Bond Issuer pursuant to the Insurance Agreement and the Agreement either (i) replace the Surety Bond with a financial guaranty insurance policy issued by another surety bond issuer, provided that the ratings on the claims paying ability of such replacement surety bond issuer are higher than those of the surety bond issuer sought to be replaced (after giving effect to such reduction) or (ii) eliminate or provide another form of credit enhancement; provided that in the case of clause (ii), the Rating Agencies consent thereto and confirmation that the ratings of the Certificates will be increased from their then current levels (after giving effect to such reduction) as a result of such action shall have been obtained.

         So long as a Surety Bond Issuer Default has occurred and is continuing, any provision giving the Surety Bond Issuer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Surety Bond Issuer Default and such right shall instead vest in the Trustee acting at the direction of the Certificateholders evidencing not less than 51% of the Certificate Balance as of the most recent Record Date.

         "Surety Bond Issuer Default" means the failure of the Surety Bond Issuer to make a payment required under the Surety Bond in accordance with its terms.

         Payment of claims under the Surety Bond will be made by the Surety Bond Issuer following Receipt by the Surety Bond Issuer of the appropriate notice for payment on the later to occur of (a) 11:00 a.m., New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

         The terms "Receipt" and "Received," with respect to the Surety Bond, means actual delivery to the Surety Bond Issuer, prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day.

         If a payment guaranteed by the Surety Bond Issuer is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), the Surety Bond Issuer will pay an amount equal to such Avoided Payment, upon receipt by the Surety Bond Issuer from the Trustee of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof during the term of the Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to the Surety Bond Issuer, irrevocably assigning to the Surety Bond Issuer all rights and claims of the Trustee relating to or arising under such Avoided Payment and
(z) a notice for payment appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly.

         Notwithstanding the foregoing, in no event shall the Surety Bond Issuer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Certificates, prior to the time the Surety Bond Issuer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

         The Surety Bond Issuer shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time, on the second Business Day following the Surety Bond Issuer's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

         Under the Surety Bond, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York and the State of Georgia are authorized or obligated by law or executive order to be closed.

         "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against any person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to any Person.

         The terms of the Surety Bond cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust, the Depositor or the Servicer. The Surety Bond by its terms may not be canceled or revoked prior to the time it is terminated in accordance with its express terms. The Surety Bond is governed by the laws of the State of New York.

          THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK STATE INSURANCE LAW.

         Marine Excess Interest. The weighted average interest rate for the Marine Receivables will be higher than the Pass-Through Rate on the Marine Certificates and since the Marine Pool Balance will generally equal the Marine Certificate Balance, the Marine Contract Group will be generating excess interest relative to Monthly Marine Interest Payment. Excess interest from the Marine Contract Group will be used to pay the amounts set forth in clause (ii) of the definition of "Marine Distributions," any amounts consisting of the principal balance of Defaulted Marine Receivables in clause (iii) of the definition of "Marine Distributions" and the amounts set forth in clauses (iv) through (xiv) of the definition of "Marine Distributions." See "--Distributions on Certificates."

         RV Excess Interest. The weighted average interest rate for the RV Receivables will be higher than the Pass- Through Rate on the RV Certificates and since the RV Pool Balance will generally equal the RV Certificate Balance, the RV Contract Group will be generating excess interest relative to Monthly RV Interest Payment. Excess interest from the RV Contract Group will be used to pay the amounts set forth in clause (ii) of the definition of "RV Distributions," any amounts consisting of the principal balance of Defaulted RV Receivables in clause (iii) of the definition of "RV Distributions" and the amounts set forth in clauses (iv) through (xiv) of the definition of "RV Distributions." See "--Distribution on Certificates."

         The Marine Reserve Account. The Depositor will establish and maintain with the Collateral Agent an account (the "Marine Reserve Account"). The Marine Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer. On the Closing Date an initial deposit will be made into the Marine Reserve Account and thereafter will be augmented on each Distribution Date first from payments on Marine Receivables allocable to interest on deposit in the Marine Certificate Account with respect to the preceding Collection Period after distributions on such Distribution Date in respect of the amounts set forth in clauses (i) through (xi) of the definition of "Marine Distributions," until the amount on deposit in the Marine Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified Marine Reserve Account Requirement") and second, if necessary, from RV Distributions to the extent described under "--Distributions, on the Certificates -- RV Distributions." Amounts, if any, on deposit in the Marine Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Marine Reserve Account Requirement will be released to the Depositor. The Specified Marine Reserve Account Requirement and amounts on deposit or to be deposited into the Marine Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer as long as such reduction or change does not cause a downgrade or withdrawal of the then-current rating of the Marine Certificates or the RV Certificates by either Moody's or S&P, but without prior notice to or the consent of the Marine Certificateholders or the RV Certificateholders. Prospective purchasers of the Marine Certificates or the RV Certificateholders should not rely on any amounts being deposited into or being available from the Marine Reserve Account in making a decision on whether to purchase the Marine Certificates or the RV Certificateholders.

     The RV Reserve Account. The Depositor will establish and maintain with the Collateral Agent an account (the "RV Reserve Account"). The RV Reserve Account will not be part of the Trust, but will be pledged to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer. On the Closing Date an initial deposit will be made into the RV Reserve Account and thereafter will be augmented on each Distribution Date first from payments on RV Receivables allocable to interest on deposit in the RV Certificate Account with respect to the preceding Collection Period after distributions on such Distribution Date in respect of the amounts set forth in clauses (i) through
(xi) of the definition of "RV Distributions," until the amount on deposit in the RV Reserve Account is equal to a specified amount to be determined by the Surety Bond Issuer and the Rating Agencies (the "Specified RV Reserve Account Requirement") and second, if necessary, from Marine Distributions to the extent described under "--Distributions on Certificates -- Marine Distributions". Amounts, if any, on deposit in the RV Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified RV Reserve Account Requirement will be released to the Depositor. The Specified RV Reserve Account Requirement and amounts on deposit or to be deposited into the RV Reserve Account may be reduced, including to zero, or distributed in a different manner than described herein with the consent of the Surety Bond Issuer as long as such reduction or change does not cause a downgrade or withdrawal of the then-current rating of the Marine Certificates or the RV Certificates by either Moody's or S&P, but without prior notice to or the consent of the Marine Certificateholders or the RV Certificateholders. Prospective purchasers of the Marine Certificates or the RV Certificates should not rely on any amounts being deposited into or being available from the RV Reserve Account in making a decision on whether to purchase the Marine Certificates or the RV Certificates.

STATEMENTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will include with each distribution to each Marine Certificateholder of record, a statement to Certificateholders furnished pursuant to the Agreement, setting forth for the related Collection Period relating to such Distribution Date the following information (stated in the case of items (i), (ii), and (iii) on the basis of $1,000 initial principal amount) as of such Distribution Date:

                  (i) the amount of the Marine Certificateholder's distribution which constitutes the Monthly Marine Principal Payment (including any carry-over Monthly Principal Payment);

                  (ii) the amount of the Marine Certificateholder's distribution which constitutes the Monthly Marine Interest Payment (including any carry-over Monthly Marine Interest Payment);

                  (iii) the Marine Certificateholder's [pro rata] portion of the Monthly Marine Servicing Fee (including any carry-over Monthly Marine Servicing Fee);

                  (iv) the Marine Certificate Balance and the Marine Certificate Factor as of the close of business on such Distribution Date; and

                  (v) the Marine Pool Balance as of the last day of the related Collection Period.

         On each Distribution Date, the Trustee will include with each distribution to each RV Certificateholder of record, a statement to Certificateholders furnished pursuant to the Agreement, setting forth for the related Collection Period relating to such Distribution Date the following information (stated in the case of items (i), (ii), and (iii) on the basis of $1,000 initial principal amount) as of such Distribution Date:

                  (i) the amount of the RV Certificateholder's distribution which constitutes the Monthly RV Principal Payment (including any carry-over Monthly RV Principal Payment);

                  (ii) the amount of the RV Certificateholder's distribution which constitutes the Monthly RV Interest Payment (including any carry-over Monthly RV Interest Payment);

                  (iii) the RV Certificateholder's [pro rata] portion of the Monthly RV Servicing Fee (including any carry-over Monthly RV Servicing
         Fee);

                  (iv)  the RV Certificate Balance and the RV
         Certificate Factor as of the close of business on such Distribution Date; and

                  (v) the RV Pool Balance as of the last day of the related Collection Period.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail to each Person who at any time during such calendar year shall have been a Marine Certificateholder or RV Certificateholder of record a statement containing the annual total for the applicable amounts described above for the purposes of such Marine Certificateholder's or RV Certificateholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that a firm of independent public accountants will furnish to the Trustee and the Surety Bond Issuer on or before March 31 of each year, beginning March 31, 1998, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 of the preceding year with certain standards relating to the servicing of the Receivables.

         The Agreement will also provide for delivery to the Trustee and the Surety Bond Issuer, on or before March 31 of each year, commencing March 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Trustee notice of certain Events of Default under the Agreement.

         Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         The Agreement will provide that NationsCredit Commercial may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance of such duties by NationsCredit Commercial is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed NationsCredit Commercial's servicing obligations and duties under the Agreement. The Servicer may delegate all or any part of its servicing obligations under the Agreement to another person provided that no such delegation shall relieve the Servicer of any of its obligations or liabilities under the Agreement. NationsCredit Commercial employs NationsCredit Financial Services Corporation to collect on charged-off marine contracts including in respect of any Receivables.

         The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement and that, in its opinion, may involve it in any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

         Under the circumstances specified in the Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by NationsBank Corporation, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Agreement.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement will consist of: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Marine Certificateholders or the RV Certificateholders any proceeds or payment required to be delivered under the terms of the Marine Certificates or the RV Certificates, as applicable and the Agreement, which failure continues unremedied for three business days after written notice from the Trustee is received by the Servicer or after discovery by an officer of the Servicer; (ii) any failure by the Servicer or the Depositor, as the case may be, duly to observe or to perform in any material respect any other covenant or agreement set forth in the Marine Certificates, the RV Certificates or the Agreement which failure materially and adversely affects the rights of Marine Certificateholders or RV Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer or the Depositor, as the case may be, by the Trustee or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee by the Surety Bond Issuer; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or the Depositor and certain actions by the Servicer or the Depositor indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations and (iv) any representation or warranty by the Servicer in the Agreement shall prove to have been incorrect in any material respect when made which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Surety Bond Issuer, and as a result of which the interests hereunder of Certificateholders are materially and adversely affected. The Surety Bond Issuer may give the Trustee notice of any Event of Default under the Agreement.

RIGHTS UPON EVENT OF DEFAULT; SERVICER TRANSFER

         As long as an Event of Default under the Agreement remains unremedied, the Surety Bond Issuer may terminate all the rights and obligations of the Servicer under the Agreement (a "Servicer Transfer"), whereupon a successor servicer appointed by the Trustee and consented to by the Surety Bond Issuer in writing or the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of marine and recreational vehicle retail installment sale contracts. The Trustee may make such arrangements for compensation to be paid on each Distribution Date, which shall be negotiated on an arms-length basis, but in no event may be greater than the product of one-twelfth of 1.0% and the Certificate Balance as of such Distribution Date.

         In addition, the Agreement will also provide that the Surety Bond Issuer, with notice in writing to the Servicer, may effect a Servicer Transfer upon the occurrence of any of the following events: (a) the Depositor or Servicer, as the case may be, shall fail to pay when due any amount payable by it or for the benefit of the Surety Bond Issuer; (b) an Event of Default occurs under the Agreement; (c) the Surety Bond Issuer determines that the performance of the Servicer under the Agreement is not, in the opinion of the Surety Bond Issuer, in conformity with the Servicing Standards; (d) if, with respect to any Distribution Date, the average of the Net Credit Loss Ratio for the three preceding calendar months exceeds ____%; (e) the Servicer shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; (f) NationsBank Corporation ceases to maintain a majority ownership interest in NationsCredit Corporation and the debt of the new holder of the majority ownership interest in
 NationsCredit Corporation is rated below investment grade by either Rating Agency; (g) NationsCredit Corporation shall enter into any merger, consolidation or other corporate transaction pursuant to which the debt of the surviving entity (or if such debt is not rated, the debt of its ultimate parent) is rated below investment grade by either Rating Agency; or (h) NationsCredit Corporation ceases to maintain a direct or indirect majority ownership interest in the Servicer and the debt of the new holder of the majority ownership interest in the Servicer is rated below investment grade by either Rating Agency.

         "Net Credit Loss Ratio" means, for any Collection Period, an amount expressed as an annualized percentage equal to (i) the aggregate gross losses with respect to the Receivables recognized in such Collection Period, as determined in accordance with the Servicer's normal practices, less any recoveries received during such Collection Period, divided by (ii) the average of the Pool Balances as of the last day of the prior Collection Period and as of the last day of such Collection Period.

         "Servicing Standards" means, at any time, the quality of the Servicer's (or in the event that a subservicer performs servicing operations on behalf of the Servicer, such subservicer's) performance with respect to (i) compliance with the terms and conditions of the Agreement, and (ii) adequacy, measured in accordance with industry standards and current and historical standards of the Servicer (or such subservicer) in respect of all receivables serviced by the Servicer (or such subservicer), regardless of whether such receivables are owned by the Servicer (or such subservicer), of the Servicer's (or such subservicer's) servicing of the Receivables. The Surety Bond Issuer may audit the Servicer's books, records and procedures to determine the Servicer's compliance with the Agreement.

WAIVER OF PAST DEFAULTS

         So long as no Surety Bond Issuer Default has occurred and is continuing, the Surety Bond Issuer may, on behalf of all the Certificateholders, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments to the respective Certificate Account in accordance with the Agreement. No such waiver shall impair such Certificateholders' rights or the Surety Bond Issuer's rights with respect to subsequent defaults.

AMENDMENT

     The Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Certificateholders or the Surety Bond Issuer, to cure any ambiguity, correct or supplement any provision therein, or to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder or the Surety Bond Issuer. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of the Surety Bond Issuer and Certificateholders evidencing not less than 51% of the Certificate Balance as of the most recent Record Date for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders or the Surety Bond Issuer; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of the holders of all Certificates then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Servicer or the Surety Bond Issuer, the Trustee will provide to the Servicer or the Surety Bond Issuer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders of record of the Trust as of the most recent Record Date. Upon written request by three or more Certificateholders or by Holders of Certificates evidencing not less than 25% of the Certificate Balance as of the most recent Record Date, and upon compliance by such Certificateholders with certain other provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

         The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

         The respective obligations of the Servicer, the Depositor, the Trustee and the Trust created pursuant to the Agreement will terminate upon (i) the payment in full or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables or (ii) the payment to the Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the payment to the Surety Bond Issuer of all amounts required to be paid to it pursuant to the Agreement and the Reimbursement Agreement or (iii) disposition of all property held by the Trust. In order to avoid excessive administrative expense, the Servicer or its successor may purchase (i) all the Marine Receivables in the Trust as of any Record Date on which the Marine Pool Balance shall decline to 5% or less of the Initial Marine Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the Marine Receivables, as of the beginning of the Collection Period related to such Record Date plus the appraised value of any other property held by the Trust allocable to the Marine Contract Group less the amount of all collections on the Marine Receivables received by the Servicer during such Collection Period and (ii) all the RV Receivables in the Trust as of any Record Date on which the RV Pool Balance shall decline to 5% or less of the Initial RV Pool Balance, at a purchase price equal to the aggregate Purchase Amount of the RV Receivables as of the beginning of the Collection Period related to such Record Date plus the appraised value of any other property held by the Trust allocable to the RV Contract Group less the amount of all collections on the RV Receivables received by the Servicer during such Collection Period; provided, however that in each case the Servicer may not make any such purchase on any date on which there are outstanding amounts under the Insurance Agreement and the Agreement, which have not been paid to the Surety Bond Issuer. Exercise of such rights will effect early retirement of the Marine Certificates or the RV Certificates, as applicable. The Trustee will give written notice of any termination of the Trust or repurchased of the Marine Contract Group or the RV Contract Group to each Certificateholder of record of the Trust. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Holder's Certificate at any office or agency of the Trustee specified in the notice of termination. After termination, any funds remaining in the Trust after the Trustee has taken certain measures to locate Certificateholders and such measures have failed, will be distributed to the United Way of Metropolitan Dallas.

DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into a Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement.

         The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing not less than 25% of the Certificate Balance as of the most recent Record Date have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

         _______________ is the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In any such circumstances, the Servicer will be obligated to appoint a successor trustee. Any such successor must be an eligible Servicer or an affiliate of an eligible Servicer, which eligible Servicer is willing to act as Servicer upon a Servicer Transfer, and such successor or affiliate must have a net worth of at least $50,000,000 and its regular business must include the servicing of marine and recreational vehicle retail installment sale contracts. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee and with the prior written consent of the Surety Bond Issuer.

         The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will further provide that the Trustee will be entitled to indemnification by the Depositor and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Depositor and the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

LACK OF FIRST PRIORITY SECURITY INTERESTS IN THE RECEIVABLES

          The Receivables are "chattel paper" as defined in the UCC in effect in the States of Texas and Georgia. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Servicer will cause the filing of an appropriate UCC-1 financing statement to be made with the appropriate governmental authorities in the States of Texas and Georgia and other appropriate jurisdictions to give notice of the Trust's purchase of the Receivables. Certain liens, including a lien arising prior in time to the recording and endorsement of a preferred mortgage on a vessel, landlords', warehousemens' and materialmens' liens and certain tax liens, may, as a matter of law, have priority over perfected, first priority liens.

         Pursuant to the Agreement, the Servicer will have custody of the Receivables following the sale of the Receivables to the Trust. The original Receivables will not be physically marked to indicate that such Receivables have been sold to the Trust. If, through inadvertence or otherwise, another party purchased (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest and took possession of the Receivables, the purchaser may acquire an interest in the Receivables superior to the interest of the Trust. The Servicer will, however, indicate in its computer records that the Receivables have been sold and assigned to the Trust.

          Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds. See "Risk Factors--Lack of First Priority Security Interests in the Receivables."

LACK OF PERFECTED SECURITY INTERESTS IN BOATS

         The Marine Receivables were originated by Dealers. NationsCredit Commercial acquired the Marine Receivables directly or indirectly from Dealers or finance subsidiaries of manufacturers and directly or indirectly sold the Marine Receivables to the Trust. NationsCredit Commercial is the assignee and secured party under the Marine Receivables. NationsCredit Commercial takes actions as it deems prudent under the laws of the state in which the Boat is located to perfect NationsCredit Commercial's security interest in the Boat.

         Generally, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfectly securing interests in documented boats. The Servicer will represent and warrant in the Agreement that none of the Boats are required to be documented under the Ship Mortgage Act.

         NationsCredit Commercial takes such measures as it deems prudent to perfect its security interest in each Boat under the laws of the state in which the Boat is registered. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Boat at the time of sale if the Boat is subject to a certificate of title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by NationsCredit Commercial. Where under state law a filing or other action is required to perfect a security interest and if NationsCredit Commercial, because of clerical error or otherwise, has failed to take such action with respect to a Boat, NationsCredit Commercial will not have a perfected security interest in the Boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. NationsCredit Commercial's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials. In addition, under certain certificate of title statutes NationsCredit Commercial must perfect its security interest in boat motors otherwise subject to certificate of title statutes under the UCC. NationsCredit Commercial as a general matter does not separately perfect its interest in such boat motors under the UCC and therefore NationsCredit Commercial does not generally have a perfected security interest in motors used on Boats where the perfection of a security interest in the Boats themselves are otherwise determined under certificate of title statutes.

         If the security interest in the Boat is perfected under a certificate of title statute and an Obligor moves to a state other than the state in which the Boat is registered, under the laws of most certificate of title states the perfection of the security interest in the Boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to re-register a boat. In those states that also provide for possession of the certificate of title by the secured party, NationsCredit Commercial must surrender possession of the certificate of title for the Boat to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either NationsCredit Commercial is in possession of a certificate of title that must be surrendered to re-register the Boat or NationsCredit Commercial receives notice of any surrender of the certificate of title by another person, NationsCredit Commercial would then have the opportunity to continue the perfection of the security interest in the Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for re-registration of a Boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, NationsCredit Commercial generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a Boat, under the laws of many states, the purchaser cannot re-register the Boat unless NationsCredit Commercial surrenders possession of the certificate of title and accordingly NationsCredit Commercial will have an opportunity to require satisfaction of the related Marine Receivable before release of the lien.

         If NationsCredit Commercial has perfected NationsCredit Commercial's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, NationsCredit Commercial files a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain NationsCredit Commercial's perfected security interest. NationsCredit Commercial takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue NationsCredit Commercial's security interest. NationsCredit Commercial generally takes steps to effect such re-perfection upon notification of an address change. Generally, in both title states and in non-title states, NationsCredit Commercial will not re-perfect a state law security interest which has expired or where the Obligor has moved if the Marine Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

         Under the laws of many states, liens for storage and repairs performed on a boat and certain tax liens take priority even over a perfected state law security interest. The Servicer will represent and warrant in the Agreement with respect to the Marine Receivables sold to the Trust that, as of the Closing Date, to the best of the Servicer's knowledge, no such liens or claims are pending or threatened with respect to a Boat which may be or become prior to or equal with the lien of the related Marine Receivable. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Servicer to repurchase the Marine Receivable secured by such Boat.

         Because NationsCredit Commercial continues to service the Marine Receivables, the Obligors on the Marine Receivables are not notified of the purchase of the Marine Receivables by the Trust and no action is taken to record the transfer of the security interests from NationsCredit Commercial to the Trust. Due to the administrative burden and expense of (i) endorsing the certificate of title of each Boat to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Boats licensed in states where security interests in boats are subject to certificate of title statutes; and
(ii) filing amendments to UCC-1 financing statements relating to each Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to NationsCredit Commercial's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of NationsCredit Commercial's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Boat or subsequent lenders who take a security interest in the Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the Certificate of title, that the Trust may in some states (such as California) be subordinate to claims of creditors or the receiver of NationsCredit Commercial in the event of the insolvency of NationsCredit Commercial and that, through fraud or negligence, the security interest of such Trust could be released by NationsCredit Commercial as security holder of record.

          The Servicer will represent and warrant in the Agreement with respect to the Trust that there shall exist a valid, subsisting and enforceable first priority perfected security interest in each Boat in favor of the Trust, as of the Closing Date, and that such security interest will be assigned to the Trust. In the event of a material adverse breach of such warranty, the only recourse of the Trust against the Servicer would be to require the Servicer to repurchase the Marine Receivable secured by the Boat involved. See "The Certificates--Sale and Assignment of Receivables."

LACK OF PERFECTED SECURITY INTERESTS IN RVS

          The RV Receivables were originated by Dealers. NationsCredit Commercial acquired the RV Receivables directly or indirectly from Dealers or finance subsidiaries of manufacturers and directly or indirectly sold the RV Receivables to the Trust. NationsCredit Commercial is the assignee and secured party under the RV Receivables. NationsCredit Commercial takes actions as it deems prudent under the laws of the state in which the RV is located to perfect NationsCredit Commercial's security interest in the RV.

          Generally, perfection rules relating to security interests in recreational vehicles are governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on the particular state law. In states in which perfection of a security interest in a particular motor vehicle is not governed by a certificate of title statute, perfection is usually accomplished by filing pursuant to the provisions of the UCC. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers are not subject to certain titling and vehicle registration laws and a security interest in such recreational vehicles is perfected by filing pursuant to the provisions of the UCC. In most states[, including California], a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

          NationsCredit Commercial takes such measures as it deems prudent to perfect its security interest in each RV under the laws of the state in which the RV is registered. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each RV at the time of sale if the RV is subject to a certificate of title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by NationsCredit Commercial. Where under state law a filing or other action is required to perfect a security interest and if NationsCredit Commercial, because of clerical error or otherwise, has failed to take such action with respect to a RV, NationsCredit Commercial will not have a perfected security interest in the RV under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the RV, holders of perfected security interests and the bankruptcy trustee of the Obligor. NationsCredit Commercial's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials.

         A security interest in a motor vehicle registered in the State of California (in which the greatest number of RVs are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner" to secure payment or performance of an obligation. Accordingly, under California law, an assignment such as under the Agreement is an effective conveyance of NationsCredit Commercial's perfected security interest without such re- registration, and under the Agreement the Trust will be assigned NationsCredit Commercial's rights as secured party.

         If the security interest in the RV is perfected under a certificate of title statute and an Obligor moves to a state other than the state in which the RV is registered, under the laws of most certificate of title states the perfection of the security interest in the RV would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on recreational vehicles require surrender of a certificate of title to re-register a recreational vehicle. In those states that also provide for possession of the certificate of title by the secured party, NationsCredit Commercial must surrender possession of the certificate of title for the RV to be re-registered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either NationsCredit Commercial is in possession of a certificate of title that must be surrendered to re-register the RV or NationsCredit Commercial receives notice of any surrender of the certificate of title by another person, NationsCredit Commercial would then have the opportunity to continue the perfection of the security interest in the RV in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for re-registration of a RV, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of recreational vehicle contracts, NationsCredit Commercial generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not note the secured party's lien. [Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.] Similarly, when an Obligor sells a RV, under the laws of many states, the purchaser cannot re-register the RV unless NationsCredit Commercial surrenders possession of the certificate of title and accordingly NationsCredit Commercial will have an opportunity to require satisfaction of the related RV Receivable before release of the lien.

         If NationsCredit Commercial has perfected NationsCredit Commercial's security interest in an RV by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, NationsCredit Commercial files a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain NationsCredit Commercial's perfected security interest. NationsCredit Commercial takes steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the RV would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a certificate of title state, a notation on the certificate of title must be made in order to continue NationsCredit Commercial's security interest. NationsCredit Commercial generally takes steps to effect such re-perfection upon notification of an address change. In the ordinary course of servicing the RV Receivables, NationsCredit Commercial will take steps to effect re-perfection upon receipt of notice of re- registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a RV, NationsCredit Commercial must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related RV Receivable before release of the lien. Under the Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the RVs. Generally, in both title states and in non-title states, NationsCredit Commercial will not re-perfect a state law security interest which has expired or where the Obligor has moved if the RV Receivable has a small balance, a short remaining term and the Obligor has a good payment record.

         Under the laws of many states, liens for repairs performed on a recreational vehicle and certain tax liens take priority even over a perfected state law security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. The Servicer will represent and warrant in the Agreement with respect to the RV Receivables sold to the Trust that, as of the Closing Date, to the best of the Servicer's knowledge, no such liens or claims are pending or threatened with respect to a RV which may be or become prior to or equal with the lien of the related RV Receivable. However, liens for repairs or taxes could arise at any time during the term of a RV Receivable. No notice will be given to the Trustee or RV Certificateholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the RV Certificates could not give rise to an obligation of the Servicer to purchase the RV Receivables under the Agreement. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Servicer to repurchase the RV Receivable secured by such RV.

         Because NationsCredit Commercial continues to service the RV Receivables, the Obligors on the RV Receivables are not notified of the purchase of the RV Receivables by the Trust and no action is taken to record the transfer of the security interests from NationsCredit Commercial to the Trust. Due to the administrative burden and expense of (i) endorsing the certificate of title of each RV to reflect the Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of RVs licensed in states where security interests in RVs are subject to certificate of title statutes; and (ii) filing amendments to UCC-1 financing statements relating to each RV (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of RVs licensed in states where security interests in RVs are perfected by filing a UCC-1 financing statement, none of such certificates of title will be endorsed, delivered and filed, or UCC-1 financing statements amended. In most states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to NationsCredit Commercial's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of NationsCredit Commercial's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a RV or subsequent lenders who take a security interest in the RV. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states be subordinate to claims of creditors or the receiver of NationsCredit Commercial in the event of the insolvency of NationsCredit Commercial and that, through fraud or negligence, the security interest of such Trust could be released by NationsCredit Commercial as security holder of record.

         The Servicer will represent and warrant in the Agreement with respect to the Trust that there shall exist a valid, subsisting and enforceable first priority perfected security interest in each RV in favor of the Trust, as of the Closing Date, and that such security interest will be assigned to the Trust. In the event of a material adverse breach of such warranty, the only recourse of the Trust against the Servicer would be to require the Servicer to repurchase the RV Receivable secured by the RV involved. See "The Certificates--Sale and Assignment of Receivables".

ENFORCEMENT OF SECURITY INTEREST IN BOATS AND RECREATIONAL
VEHICLES

          In the event that required payments under the Surety Bond are not made, the Servicer on behalf of such Trust may take action to enforce the security interest in Boats and RVs securing Defaulted Receivables by repossession and resale of the Boats and RVs, as applicable. Under the UCC and consumer protection laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a boat or recreational vehicle securing a defaulted contract by the obligor's voluntary surrender, by "self-help" repossession that does not involve a breach of the peace and by judicial process. However, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised a limited number of times in any one-year period.

         The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

         The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the delinquent payments of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus in some jurisdictions, reasonable attorneys' fees, or in some states, by payment of the unpaid balance.

         In the event of such a repossession and resale of a Boat or RV, the Servicer, on behalf of the Trust, would be entitled to be paid the full amount of the Obligor's indebtedness out of the sale proceeds before such proceeds could be applied to the payment of the claims of the holders of junior security interests in the Boats and RVs, as applicable, unsecured creditors, or thereafter, to the debtor.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the boat or recreational vehicle securing the unpaid balance of such obligor's contract. However, some states may impose prohibitions or limitations on deficiency judgments. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Certain statutory provisions, including Federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. Certain other factors, including the value of a repossessed Boat or RV, may limit the amount realized on the sale of the collateral to less than the amount due on a Receivable.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose requirements upon creditors and servicers involved in consumer financing applicable to the origination and servicing of the Receivables. These laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor [and recreational] vehicle retail installment sales acts, [retail installment sales acts], and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer credit transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course-Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, NationsCredit Commercial, as assignee of the Dealers, and the Trust, as indirect assignee of NationsCredit Commercial and as holder of the Receivables, will be subject to any claims or defenses that the Obligor who purchased the related financed Boat or RV may assert against the Dealer who sold such financed Boat or RV.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

         NationsCredit Commercial will represent and warrant that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of warranty under the related Agreement and would create an obligation of NationsCredit Commercial to repurchase the Receivable unless the breach were cured. In the event of such a material adverse breach of warranty, the only recourse of a Trust against NationsCredit Commercial would be to require NationsCredit Commercial to repurchase each Receivable involved. See "The Certificates--Sale and Assignment of Receivables."

OTHER MATTERS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Federal bankruptcy law, a court may prevent a creditor from repossessing a boat or recreational vehicle and, as a part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat or recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an installment sale contract or change the rate of interest and time of repayment of the indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the material Federal income tax consequences of the purchase, ownership, and disposition of Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. However, Special Federal Tax Counsel (as defined below) is of the opinion that the statements in this Prospectus under the headings "Prospectus Summary--Tax Status" and "Certain Federal Income Tax Consequences," accurately describe the material federal income tax consequences generally applicable to investors.

         BECAUSE TAX CONSEQUENCES MAY VARY BASED ON THE STATUS OR TAX ATTRIBUTES OF THE CERTIFICATE OWNER, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES RESULTING FROM INDIVIDUAL CHARACTERISTICS OR CIRCUMSTANCES.

TAX STATUS OF THE TRUST; SCOPE OF TAX OPINION

         In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel to the Depositor ("Special Federal Tax Counsel"), the Trust will not be classified as an association taxable as a corporation for Federal income tax purposes, but will be classified as a grantor trust, and each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

TREATMENT OF CERTIFICATE OWNERS' INTEREST IN TRUST ASSETS

         Each Certificate Owner could be considered to own either (i) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the Pass-Through Rate, or (ii) an interest in each of the Receivables and in the other assets of the Trust. The Agreement will express the intent of the Depositor to cause the Trust to purchase the Receivables (other than the Retained Yield (as defined below)) and the Depositor, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables.

         Treatment as Debt Obligation. If a Certificate Owner were considered to own an undivided interest in a single debt obligation, rather than reporting its share of the interest accrued on each Receivable it would, in general, be required to include in income interest accrued or received on the principal amount of its Certificates at the Pass-Through Rate in accordance with its usual method of accounting.

         The Certificates would be subject to the original issue discount ("OID") rules, generally in the manner discussed below. However, in determining whether such OID is de minimis, the weighted average life of the Certificates would be determined using a reasonable assumption regarding anticipated prepayments (a "Prepayment Assumption"). OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code, to the extent that a Certificate Owner purchased such Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of original issue discount).

         Income on Receivables. The remainder of the discussion herein assumes and Special Federal Tax Counsel is of the opinion that a Certificate Owner will be treated as owning an interest in each Receivable (and the proceeds thereof).

         For Federal income tax purposes, the Depositor will be treated as having retained a fixed portion of the interest due on each Receivable equal to the difference between (x) the APR of the Receivable and (y) the sum of the Pass-Through Rate and the Servicing Fee (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of section 1286 of the Code, and the Receivables will be treated as "stripped bonds." Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest of the principal payable on each Receivable (the "Receivable Principal") and its pro rata percentage interest of the interest payable on each Receivable minus the Retained Yield (the "Receivable Interest," and as to each Receivable, the respective Receivable Principal and Receivable Interest referred to herein as a "Stripped Receivable"). Accordingly, each Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Stripped Receivable (minus the Retained Yield).

         Each Certificate Owner will be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Stripped Receivables, original issue discount, investment earnings on amounts held pending distribution, and any gain upon collection or disposition of the Stripped Receivables. Such income (other than original issue discount) would be includible in income in accordance with a Certificate Owner's usual method of accounting. Accordingly, interest would be includible in a Certificate Owner's gross income at the time it accrues on the Stripped Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Stripped Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Stripped Receivable is generally paid to Certificate Owners in the following month, the amount of interest accruing to or received by the Servicer on behalf of a Certificate Owner during any month will not equal the interest distributed in that month. Any amounts received by a Certificate Owner from the Surety Bond or the Reserve Account will be treated, for Federal income tax purposes, as having the same characteristics as the payments they replace.

         A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such holder's adjusted gross income in excess of a statutorily defined threshold. The Servicer will not report to Certificate Owners the amount of income or deductions attributable to interest earned on collections (which is includible in gross income, but deduction of which is subject to the foregoing limitations) and, accordingly, such a holder will not have sufficient information from the report itself to accurately reflect the holder's net taxable income.

         For administrative convenience, the Servicer intends to report information with respect to the Certificates on an aggregate basis (as though all of the Stripped Receivables were a single obligation), rather than on an asset-by-asset basis. The amount and, in some instances, character, of the income reported to a Certificate Owner may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis. Accordingly, the IRS could require that a Certificate Owner calculate its income either (i) on an asset-by-asset basis, accounting separately for each Receivable or (ii) aggregating all Stripped Receivables under the aggregation rule described below. See Original Issue Discount.

         The remainder of the disclosure generally describes the Code provisions governing reporting of income on the Stripped Receivables on a separate basis.

DISCOUNT AND PREMIUM

         In determining whether a Certificate Owner has purchased a Receivable with OID or market discount, a portion of the purchase price of a Certificate should be allocated to the Certificate Owner's undivided interest in accrued but unpaid interest and to amounts collected at the time of purchase but not distributed. As a result, the portion of the purchase price allocable to a Certificate Owner's undivided interest in the Stripped Receivables (the "Purchase Price") will be decreased and the potential OID on the Receivables could be increased.

         Original Issue Discount. Because the Stripped Receivables represent stripped bonds, Stripped Receivables will be subject to the OID rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that the portion of the interest on each Stripped Receivable payable to the Certificate Owners may be treated as "qualified stated interest." As a result, the amount of OID on a Stripped Receivable (or Stripped Receivables) will equal the amount by which the Purchase Price is less than the portion of the remaining principal balance of the Stripped Receivable (or Stripped Receivables) allocable to the interest acquired.

     The Underwriters will calculate OID, if any, on all of the Stripped Receivables on an aggregate basis and without the use of a prepayment assumption. Regulations issued under the OID provisions of the Code (the "OID Regulations"), suggest that all payments on each Stripped Receivable allocable to the Certificates may be aggregated in determining whether each Stripped Receivable will be treated as having OID. In addition, it is not clear whether use of a prepayment assumption is required in computing OID. If the Servicer were to require that OID be computed on a Stripped Receivable-by-Stripped Receivable basis, or that a prepayment assumption be used, the character and timing of a Certificate Owner's income could be adversely affected. Because under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificate Owner will not be subject to the market discount provisions of the Code with respect to Stripped Receivables.

         The tax treatment of a Stripped Receivable (or the Stripped Receivables in the aggregate) will depend upon whether the amount of OID on the Stripped Receivable or Stripped Receivables in the aggregate is less than a statutorily defined de minimis amount. In general, under the Section 1286 Regulations the amount of OID on a Stripped Receivable (or Receivables in the aggregate) will be de minimis if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Stripped Receivable (or Receivables in the aggregate) (although it is not clear whether expected prepayments are taken into account). If the amount of OID is de minimis under this rule, a Stripped Receivable (or Receivables in the aggregate) would not be treated as having OID. The actual amount of discount on a Stripped Receivable would be includible in income as principal payments are received on the Stripped Receivable, in the proportion that each principal payment bears to the total principal amount of the Stripped Receivable.

         If the OID on a Stripped Receivable (or Receivables in the aggregate) is not treated as being de minimis, in addition to the amounts described above, a Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Stripped Receivable (or Receivables in the aggregate). Accrued OID would increase a Certificate Owner's tax basis in the Certificate (and the applicable Stripped Receivables). Distributions of principal and other items attributable to accrued OID (other than payments of interest on the Stripped Receivables at the sum of the Pass-Through Rate and the Servicing Fee) would reduce a Certificate Owner's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Stripped Receivables are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

     The Underwriters intend to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in the Stripped Receivables represented by the Certificates.

         Premium. In the event that a Stripped Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Stripped Receivable if an election under Section 171 of the Code is made with respect to the interests in the Stripped Receivables represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

RULE OF 78'S RECEIVABLES

         The annual statement regularly furnished to Certificateholders for Federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on certain of the Stripped Receivables, and for a portion of the amount of the fees paid to the Servicer and others. Certificate Owners should generally be permitted to account for interest on such Stripped Receivables using the actuarial method. However, these Stripped Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78's (the "Rule of 78's Receivables"). Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Certificateholder will be furnished information for Federal income tax purposes enabling him to report interest on the Stripped Receivables under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

         If a Rule of 78's Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to a Certificate Owner who had reported income with respect to such Rule of 78's Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer and will be deductible only to the extent described above.

SALE OF A CERTIFICATE

         If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificate Owner's adjusted basis in the Stripped Receivables and any other assets held by the Trust. A Certificate Owner's adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Stripped Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATE OWNERS

         Interest attributable to Stripped Receivables which is payable to a foreign Certificate Owner will generally not be subject to the 30% withholding tax generally imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and that it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust treated as a U.S. person under Code Section 7701.

BACKUP WITHHOLDING

         In general, if the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code, payments made on the Certificates and proceeds from the sale of Certificates will be subject to a "backup" withholding tax of 31%.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to ERISA and the Code (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a fiduciary with respect to such plans by virtue of such investment. In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity.

EXEMPTION FOR CERTIFICATES

         The DOL has issued an individual exemption, Prohibited Transaction Exemption 93-31, to NationsBank Corporation and its affiliates (the "Exemption"). Pursuant to the Exemption a Plan may purchase, hold and transfer the Certificates. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include fixed rate simple interest retail marine installment sale contracts and retail marine installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that specified conditions (certain of which are described below) are met. The Depositors believe that the Exemption will apply to the acquisition and holding of the Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

         The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Certificates by a Plan to be eligible for the exemptive relief thereunder:

                  (1) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

                  (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P.;

                  (4) the Trustee is not an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Servicer, the Trustee, the Surety Bond Issuer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Certificates, and any affiliate of such parties;

                  (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         In addition the Trust must satisfy the following requirements:

                                    (a) the corpus of the Trust must consist
                  solely of assets of the type which have been included in other investment pools.

                                    (b) certificates in such other investment
                  pools must have been rated in one of the three highest generic rating categories of S&P, Moody's, Duff & Phelps or Fitch Investors Service, L.P. for at least one year prior to the Plan's acquisition of the Certificates, and

                                    (c) certificates evidencing interests in
                  such other investments pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

         If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of the Certificates in the initial issuance of the Certificates between the Depositor or Underwriter and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

         The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and
(b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing Plans before their purchase of the Certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. All transactions relating to the servicing, management and operations of the Trust will be carried out in accordance with the Agreement.
See "The Certificates."

          The Exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of the Certificates.

         Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with experienced legal counsel regarding the applicability of the Exemption and other applicable issues and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") dated _____ __, 1997 between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            Principal Amount Of
                                                            Marine Certificates

NationsBanc Capital Markets, Inc..................          $
[              ]..................................          $
    Total.........................................          $


                                                           Principal Amount of
                                                           RV Certificates

NationsBanc Capital Markets, Inc.................           $
[              ].................................           $
     Total.......................................           $


          In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased. The Depositor has been advised by the Underwriters that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of __% of the principal amount of the Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of __% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         NationsBanc Capital Markets, Inc. ("NCMI"), one of the Underwriters, is an affiliate of the Depositor. Under Section 2720 of the National Association of Securities Dealers Conduct Rules ("Section 2720"), when a National Association of Securities Dealers, Inc. (the "NASD") member, such as NCMI, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Section 2720. The Depositor is considered to be an "affiliate" (as such term is defined in Section
2720) of NCMI. The offer and sale of any Certificates by NCMI will comply with the requirements of Section 2720 regarding the underwriting of securities of affiliates. Pursuant to such compliance, it is contemplated that only securities rated "investment grade" by a rating service acceptable to the NASD will be offered hereby. In addition, such offers and sales will comply with any restrictions as may be imposed on NCMI by the Federal Reserve Board. Under
Section 2720, no NASD member participating in offers and sales of the Certificates may execute a transaction in the Certificates in a discretionary account without the specific prior written approval of the member's customer.

         While NCMI is an affiliate of the Depositor, NCMI is a registered broker/dealer. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.

                                     EXPERTS

         The financial statements of _____________________ as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page ____ and have been audited by ___________________, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

          Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

                                      INDEX

                                                                          PAGE

accredited investor..........................................................63
APR..........................................................................17
Agreement.....................................................................1
Avoided Payment..............................................................44
Boats.........................................................................4
Business Day.................................................................44
Cede.........................................................................33
Certificates..................................................................1
Certificate Account..........................................................13
Certificate Balance...........................................................6
Certificateholders............................................................1
Certificate Owner.............................................................3
Closing Date.................................................................25
Code.........................................................................58
Collateral Agent..............................................................1
Collection Period............................................................33
Contract Portfolio...........................................................17
Commission....................................................................3
Cutoff Date...................................................................1
Dealer.......................................................................11
Dealer Agreements............................................................13
Defaulted Marine Receivable..................................................41
Defaulted Receivable.........................................................41
Defaulted RV Receivable......................................................41
Definitive Certificates......................................................34
delinquency cure.............................................................15
Depositor.....................................................................1
Depository...................................................................33
Determination Date...........................................................30
Direct Participants..........................................................33
disqualified persons.........................................................62
Distribution Date.............................................................1
DOL..........................................................................62
DTC...........................................................................3
Duff & Phelps................................................................31
ERISA.........................................................................9
Events of Default............................................................47
Exchange Act..................................................................3
Excluded Plan................................................................63
Exemption....................................................................62
Final Order..................................................................44
FTC Rule.....................................................................57
Holders......................................................................34
Holdings.....................................................................31
Indirect Participants........................................................33
Initial Marine Pool Balance...................................................1
Initial Pool Balance..........................................................1
Initial RV Pool Balance.......................................................1
Insolvency Laws..............................................................30
Insolvency Proceeding........................................................44
Insurance Agreement...........................................................7
IRS..........................................................................58
Marine Certificate Account....................................................1
Marine Certificate Balance....................................................2
Marine Certificate Factor....................................................29
Marine Certificateholders.....................................................1
Marine Certificates...........................................................1
Marine Contract Portfolio....................................................13
Marine Cross Collateral Amount...............................................41
Marine Distributions.........................................................39
Marine Final Scheduled Distribution Date.......................................
Marine Contract Group.........................................................1
Marine Pool Balance...........................................................1
Marine Receivable.............................................................1
Marine Reserve Account........................................................1
Marine Contracts.............................................................14
Monthly Interest Payment......................................................5
Monthly Marine Interest Payment...............................................5
Monthly Marine Principal Payment..............................................5
Monthly Marine Servicing Fee.................................................38
Monthly RV Interest Payment...................................................5
Monthly RV Principal Payment..................................................6
Monthly RV Servicing Fee.....................................................40
Monthly Principal Payment.....................................................6
Moody's.......................................................................9
NASD.........................................................................64
NCMI.........................................................................64
NationsCredit.................................................................5
NationsCredit Commercial......................................................5
Net Credit Loss Ratio........................................................48
Obligor......................................................................11
OID..........................................................................58
OID Regulations..............................................................60
Participants.................................................................33
parties in interest..........................................................62
Paying Agent.................................................................33
Plan.........................................................................61
Pool Balance..................................................................1
Preference Event.............................................................43
Prepayment Assumption........................................................58
Purchase Amount..............................................................35
Purchase Price...............................................................59
Rating Agencies...............................................................9
Rating Agency.................................................................9
Receipt......................................................................43
Received.....................................................................43
Receivable Interest..........................................................59
Receivable Principal.........................................................59
Receivables...................................................................1
Record Date...................................................................1
Regulation...................................................................62
Restricted Group.............................................................62
Retained Yield...............................................................59
Rule of 78's Receivables.....................................................61
Rules........................................................................33
RV Certificate Account.......................................................13
RV Certificate Balance........................................................6
RV Certificate Factor........................................................29
RV Certificateholders.........................................................1
RV Certificates...............................................................1
RV Contract Portfolio........................................................17
RV Cross Collateral Amount...................................................41
RV Distribution..............................................................39
RV Final Scheduled Distribution Date..........................................1
RV Contract Group.............................................................1
RV Pool Balance...............................................................1
RV Receivable.................................................................1
RV Reserve Account............................................................7
RVs...........................................................................4
S&P...........................................................................6
Section 2720.................................................................33
Securities Act................................................................4
Section 1286 Regulations.....................................................60
Servicer......................................................................1
Servicer Transfer............................................................47
Servicing Fee Rate............................................................6
Servicing Standards..........................................................48
Ship Mortgage Act............................................................20
Special Federal Tax Counsel..................................................58
Specified Marine Reserve Account Requirement..................................7
Stripped Receivable..........................................................59
Specified RV Reserve Account Requirement......................................7
Surety Bond...................................................................1
Surety Bond Issuer............................................................1
Surety Bond Issuer Default...................................................43
Trust.........................................................................1
Trustee.......................................................................1
UCC..........................................................................10
Underwriter(s)...............................................................10
Underwriting Agreement.......................................................64
United States person.........................................................61

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE

FINANCIAL STATEMENTS:

  Independent Auditors' Report..............................................F-2

  Consolidated Balance Sheets as of December 31, 1996 and
December 31, 1995...........................................................F-3

  Consolidated Statements of Income for each of the years in the three-year period ended December 31, 1996...................................F-4

  Consolidated Statements of Stockholder's Equity for each of the years in the three-year period ended December 31, 1996.................F-5

  Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 1996...............................F-6

  Notes to Financial Statements.............................................F-7

          NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                TABLE OF CONTENTS

                                                PAGE

Available Information.............................3
Incorporation of Certain Documents by Reference...3
Reports to Certificateholders by the Trustee......3
Prospectus Summary................................4
Risk Factors.....................................10
The Trust........................................13
NationsCredit Commercial's Portfolio of
Marine Contracts and Recreational
Vehicle Contracts................................14
The Receivables Pool.............................20
Certificate Factors and Trading Information......29
Use of Proceeds..................................30
The Depositor....................................30
The Servicer.....................................30
The Surety Bond Issuer...........................31
The Certificates.................................32
Certain Legal Aspects of the Receivables.........50
Certain Federal Income Tax Consequences..........57
ERISA Considerations.............................61
Underwriting.....................................64
Experts..........................................64
Legal Matters....................................65
Index of Defined Terms...........................66
Index to Financial Statements....................F-1

Until ________, 1997, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                              $--------------------
                                  NATIONSCREDIT
                              GRANTOR TRUST 1997-2


                              $--------------------
                             ___% MARINE RECEIVABLE-
                               BACKED CERTIFICATES
                              $--------------------
                      ___% RECREATIONAL VEHICLE RECEIVABLE-
                               BACKED CERTIFICATES



                                  NATIONSCREDIT
                           SECURITIZATION CORPORATION
                                    DEPOSITOR


                            NATIONSCREDIT COMMERCIAL
                             CORPORATION OF AMERICA
                                    SERVICER

                                  -------------

                                   PROSPECTUS
                                  -------------



                        NATIONSBANC CAPITAL MARKETS, INC.

                                       [ ]


                            Dated _____________, 1997

                                                              [ALTERNATE PAGE]
                                     [LOGO]

                                $----------------

                       NATIONSCREDIT GRANTOR TRUST 1997-2

                                 $--------------

                   ____% MARINE RECEIVABLE-BACKED CERTIFICATES

                                 $--------------

            ____% RECREATIONAL VEHICLE RECEIVABLE-BACKED CERTIFICATES

                    NATIONSCREDIT SECURITIZATION CORPORATION
                                    DEPOSITOR
                 NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA
                                    SERVICER

       The certificates issued by NationsCredit Grantor Trust 1997-2 (the "Trust") and offered hereby will consist of (i) __% Marine Receivable-Backed Certificates (the "Marine Certificates"), which will represent an interest in the assets of the Trust described under "The Trust" and (ii) __% Recreational Vehicle Receivable-Backed Certificates (the "RV Certificates" and together with the Marine Certificates, the "Certificates"), which will represent an interest in the assets of the Trust described under "The Trust." Except under the limited circumstances described under "The Certificates--Distributions on Certificates" and "Credit Enhancement," payments to the Marine Certificateholders will be based on payments from the Marine Contract Group and payments to the RV Certificateholders will be based on payments from the RV Contract Group. The Trust will be formed pursuant to a Pooling and Servicing Agreement (the "Agreement") to be entered into among NationsCredit Securitization Corporation, as Depositor (the "Depositor"), NationsCredit Commercial Corporation of America, as Servicer (the "Servicer"), and , as Trustee and as Collateral Agent (in such capacities, the "Trustee" and the "Collateral Agent," respectively). The property of the Trust will include a pool of marine retail installment sale contracts secured by new and used boats, boat motors and boat trailers (the "Marine Contract Group" and each marine retail installment sale contract included in the Marine Contract Group being a "Marine Receivable") and a pool of recreational vehicle retail installment sale contracts secured by new and used recreational vehicles (the "RV Contract Group" and each recreational vehicle installment sale contract included in the RV Contract Group being a "RV Receivable" and each of the RV Receivables and the Marine Receivables being, the "Receivables"), all payments received or due thereunder after ________, 1997 (the "Cutoff Date"), security interests in the boats and marine equipment financed by the Marine Receivables, security interests in the recreational vehicles financed by the RV Receivables, an irrevocable surety bond (the "Surety Bond"), guaranteeing the Monthly Interest Payment (as defined herein) and the Monthly Principal Payment (as defined herein), issued by _______________ (the "Surety Bond Issuer") and certain other property as described in "The Trust." The Servicer will be responsible for servicing and maintaining custody of the Receivables. The aggregate principal balance of the Marine Receivables (the "Marine Pool Balance") as of the Cutoff Date was $______________ (the "Initial Marine Pool Balance") and the aggregate principal balance of the RV Receivables (the "RV Pool Balance" and together with the Marine Pool Balance, the "Pool Balance") as of the Cutoff Date was $_______________ (the "Initial RV Pool Balance" and together with the Initial Marine Pool Balance, the "Initial Pool Balance").

         The Marine Certificate Balance (as defined herein) as of the Closing Date (as defined herein) will equal $______________ and the RV Certificate Balance (as defined herein) as of the Closing Date will equal $____________. Principal and interest to the extent of the Pass-Through Rate of (i) __% per annum on the Marine Certificates will be distributed to holders of the Marine Certificates ("Marine Certificateholders") and (ii) ___% per annum on the RV Certificates will be distributed to holders of the RV Certificates ("RV Certificateholders" and together with the Marine Certificateholders, the "Certificateholders") as of the day prior to each Distribution Date (each a "Record Date") on the 15th day of each month (or, if such day is not a business day, the next following business day), beginning _______, 1997 (each a "Distribution Date"). The final scheduled Distribution Date of the Marine Certificates will be on ____________ (the "Marine Final Scheduled Distribution Date") and the final scheduled Distribution Date of the RV Certificates will be on ____________ (the "RV Final Scheduled Distribution Date").


          FOR INFORMATION CONCERNING THE RISKS OF AN INVESTMENT IN THE
                                  CERTIFICATES,
                   SEE "RISK FACTORS" COMMENCING ON PAGE ___.
                                 ---------------
          THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT
                                    REPRESENT
          AN INTEREST IN OR OBLIGATION OF NATIONSCREDIT SECURITIZATION
              CORPORATION, NATIONSCREDIT COMMERCIAL CORPORATION OF
                        AMERICA OR ANY AFFILIATE THEREOF.
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                                 SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
                                 THE SECURITIES

     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                                     TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
          THIS PROSPECTUS IS TO BE USED BY NATIONSBANC CAPITAL MARKETS,
                   INC. ("NCMI") AN AFFILIATE OF THE DEPOSITOR
          IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING
                       TRANSACTIONS IN THE CERTIFICATES IN
           WHICH NCMI ACTS AS PRINCIPAL. NCMI MAY ALSO ACT AS AGENT IN
                          SUCH TRANSACTIONS. SALES WILL
         BE MADE AT PRICES RELATED TO THE PREVAILING PRICES AT THE TIME
                                    OF SALE.
                                 ---------------
                              ______________, 1997

                                                              [ALTERNATE PAGE]
                                  UNDERWRITING

         This Prospectus is to be used by the Underwriter, an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale. Any obligations of the Underwriter are the sole obligations of the Underwriter and do not create any obligations on the part of any affiliate of the Underwriter.

                                     EXPERTS

         The financial statements of _____________________ as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein beginning on page ____ and have been audited by ___________________, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Stroock & Stroock & Lavan LLP, Special Counsel of the Depositor and the Underwriters. Certain legal matters relating to the Federal tax consequences of the issuance and ownership of the Certificates will be passed upon by Stroock & Stroock & Lavan LLP.

          NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                TABLE OF CONTENTS

                                                PAGE

Available Information.............................3
Incorporation of Certain Documents by Reference...3
Reports to Certificateholders by the Trustee......3
Prospectus Summary................................4
Risk Factors.....................................10
The Trust........................................13
NationsCredit Commercial's Portfolio of
Marine Contracts and Recreational
Vehicle Contracts................................14
The Receivables Pool.............................20
Certificate Factors and Trading Information......29
Use of Proceeds..................................30
The Depositor....................................30
The Servicer.....................................30
The Surety Bond Issuer...........................31
The Certificates.................................32
Certain Legal Aspects of the Receivables.........50
Certain Federal Income Tax Consequences..........57
ERISA Considerations.............................61
Underwriting.....................................64
Experts..........................................64
Legal Matters....................................65
Index of Defined Terms...........................66
Index to Financial Statements....................F-1

          Until ______, 1997, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                [ALTERNATE PAGE]

                              $--------------------
                                  NATIONSCREDIT
                              GRANTOR TRUST 1997-2


                              $--------------------
                             ___% MARINE RECEIVABLE-
                               BACKED CERTIFICATES
                              $--------------------
                      ___% RECREATIONAL VEHICLE RECEIVABLE-
                               BACKED CERTIFICATES



                                  NATIONSCREDIT
                           SECURITIZATION CORPORATION
                                    DEPOSITOR


                            NATIONSCREDIT COMMERCIAL
                             CORPORATION OF AMERICA
                                    SERVICER

                                  -------------

                                   PROSPECTUS
                                  -------------



                        NATIONSBANC CAPITAL MARKETS, INC.




                            Dated _____________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Certificates, other than underwriting discounts and commissions:

                  SEC Registration Fee..............................       $
                  Printing and Engraving............................       $
                  Legal Fees and Expenses...........................       $
                  Blue Sky Fees.....................................       $
                  Accounting Fees and Expenses......................       $
                  Trustee Fees and Expenses.........................       $
                  Rating Agency Fees................................       $
                  Miscellaneous.....................................       $
                           Total....................................

ITEM 15.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides as follows:

         145. Indemnification of Officers, Directors, Employees and Agents; Insurance--

         (a) A Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, event though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Article 11 of the Certificate of Incorporation of the Registrant provides as follows:

         No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 11 shall not eliminate or limit the liability of each director:

                  (i) for any breach of such director's duty of loyalty to the corporation or its stockholders,

                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                  (iii) under Section 174 of the Delaware General Corporation Law, or

                  (iv) for any transaction from which such director derived an improper personal benefit.

         If the Delaware Corporate law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the furthest extent of the Delaware Corporate Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VI of the Registrant's Bylaws provides that:

         The Registrant will indemnify any person who was a director, officer, employee or agent of the Registrant to the fullest extent and in the manner set forth in and as provided by the General Corporation Law of Delaware.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits:

NUMBER                     DESCRIPTION

1.1               --       Form of Underwriting Agreement
3.1               --       Amended and Restated Certificate of Incorporation
                           of the Seller.
3.2               --       Amended and Restated By-Laws of the Seller.
4.1               --       Form of Pooling and Servicing Agreement among the
                           Seller, the Servicer and the Trustee.
4.2               --       Form of Standard Terms and Conditions of
                           Agreement between the Seller and the Servicer.
4.3               --       Form of Surety Bond.
4.4               --       Form of Dealer Agreement.
4.5               --       Assignment and Release Agreement
5.1               --       Opinion of Stroock & Stroock & Lavan LLP with
                           respect to legality.
8.1               --       Opinion of Stroock & Stroock & Lavan LLP with
                           respect to tax matters
                           (included as part of Exhibit 5.1).
23.1              --       Consent of Stroock & Stroock & Lavan LLP
                           (included as part of Exhibit
                           5.1).
23.2              --       Consent of [                 ].
24.1              --       Power of Attorney.
 -------------------


         (b)      Financial Statement Schedules:

                  Not applicable.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue;

                  (5) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

                  (6) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (7) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas, on the 12th day of August, 1997.


                                    NATIONSCREDIT SECURITIZATION CORPORATION
                                    (Registrant)


                                    By: /S/ LAWRENCE ANGELILLI
                                         Name:  Lawrence Angelilli
                                         Title: Chief Executive Officer
                                                and President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Lawrence Angelilli such person's true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                   TITLE                   DATE


/S/ LAWRENCE ANGELILLI           Chief Executive               August 12, 1997
----------------------------     Officer, President
Lawrence Angelilli               and Director
                                 (principal executive
                                 officer)

/S/ JOHN E. MACK                 Treasurer and                 August 12, 1997
John E. Mack                     Director (principal
                                 financial officer)

/S/ JAMES H. LUTHER              Director                      August 12, 1997
----------------------------
James H. Luther

/S/ KARIN HIRTLER-GARVEY         Senior Vice President         August 12, 1997
----------------------------     and Chief Accounting
Karin Hirtler-Garvey             Officer (principal
                                 accounting officer)

                                                 INDEX TO EXHIBITS

NUMBER                     DESCRIPTION

1.1               --       Form of Underwriting Agreement.
3.1               --       Amended and Restated Certificate of Incorporation
                           of the Seller.
3.2               --       Amended and Restated By-Laws of the Seller.
4.1               --       Form of Pooling and Servicing Agreement among the
                           Seller, the Servicer and the Trustee.
4.2               --       Form of Standard Terms and Conditions of
                           Agreement between the Seller and the Servicer.
4.3               --       Form of Surety Bond.
4.4               --       Form of Dealer Agreement.
4.5               --       Assignment and Release Agreement
5.1               --       Opinion of Stroock & Stroock & Lavan LLP with
                           respect to legality.
8.1               --       Opinion of Stroock & Stroock & Lavan LLP with
                           respect to tax matters
                           (included as part of Exhibit 5.1).
23.1              --       Consent of Stroock & Stroock & Lavan LLP
                           (included as part of Exhibit
                           5.1).
23.2              --       Consent of [                  ].
24.1              --       Power of Attorney.